Exhibit 99.1

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of November 5, 2004

among

PRESSTEK, INC.,

as Borrower,

LASERTEL INC.,
PRECISION LITHOGRAINING CORP.,

PRECISION ACQUISITION CORP.,

SDK REALTY CORP.,

and

SILVER ACQUISITIONS CORP.,

each as Guarantor,

THE LENDERS SIGNATORY HERETO
FROM TIME TO TIME,

as Lenders,

CITIZENS BANK NEW HAMPSHIRE

as Administrative Agent and Lender,

and

KEYBANK NATIONAL ASSOCIATION

as Documentation Agent and Lender

TABLE OF CONTENTS

RECITALS
1. DEFINITIONS
2. AMOUNT AND TERMS OF CREDIT
2.1 CREDIT FACILITIES
2.2 PREPAYMENTS
2.3 USE OF PROCEEDS
2.4 INTEREST AND APPLICABLE MARGINS
2.5 CASH MANAGEMENT SYSTEMS
2.6 FEES
2.7 RECEIPT OF PAYMENTS
2.8 APPLICATION AND ALLOCATION OF PAYMENTS
2.9 LOAN ACCOUNT AND ACCOUNTING
2.10 INDEMNITY
2.11 ACCESS
2.12 TAXES
2.13 CAPITAL ADEQUACY; INCREASED COSTS: ILLEGALLY
2.14 SINGLE LOAN
2.15 LETTERS OF CREDIT
2.15.1 LETTERS OF CREDIT
2.15.2 ISSUING A LETTER OF CREDIT
2.15.3 LETTER OF CREDIT PARTICIPATIONS
2.15.4 REIMBURSEMENT AND OTHER PAYMENTS
2.15.5 OBLIGATIONS ABSOLUTE
2.15.6 THE UNIFORM CUSTOMS AND PRACTICE
2.15.7 MODIFICATION, CONSENT, ETC.
2.15.8 LIABILITY OF THE AGENT AND THE LENDERS
2.16 GUARANTY
3. CONDITIONS PRECEDENT; CONDITIONS SUBSEQUENT
3.1 CONDITIONS TO THE INITIAL LOANS
3.2 FURTHER CONDITIONS TO EACH LOAN
4. REPRESENTATIONS AND WARRANTIES
4.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW
4.2 EXECUTIVE OFFICES; FEIN
4.3 CORPORATE POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS
4.4 FINANCIAL STATEMENTS AND PROJECTIONS
4.5 MATERIAL ADVERSE EFFECT
4.6 OWNERSHIP OF PROPERTY: LIENS
4.7 LABOR MATTERS
4.8 VENTURES, SUBSIDIARIES AND AFFILIATES: OUTSTANDING STOCK AND INDEBTEDNESS
4.9 GOVERNMENTAL REGULATION
4.10 MARGIN REGULATIONS

4.11 TAXES
4.12 ERISA
4.13 NO LITIGATION
4.14 BROKERS
4.15 INTELLECTUAL PROPERTY
4.16 FIRST PRIORITY
4.17 ENVIRONMENTAL MATTERS
4.18 INSURANCE
4.19 DEPOSIT AND DISBURSEMENT ACCOUNTS
4.20 GOVERNMENT CONTRACTS
4.21 CUSTOMER AND TRADE RELATIONS
4.22 AGREEMENTS AND OTHER DOCUMENTS
4.23 SOLVENCY
5. FINANCIAL SATEMENTS AND INFORMATION
5.1 REPORTS AND NOTICES
5.2 COMMUNICATION WITH ACCOUNTANTS
6. AFFIRMATIVE COVENANTS
6.1 MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS
6.2 PAYMENT OF OBLIGATIONS
6.3 BOOKS AND RECORDS
6.4 INSURANCE: DAMAGE TO OR DESTRUCTION OF COLLATERAL
6.5 COMPLIANCE WITH LAWS
6.6 SUPPLEMENTAL DISCLOSURE
6.7 INTELLECTUAL PROPERTY
6.8 ENVIRONMENTAL MATTERS
6.9 LANDLORDS’ AGREEMENTS, MORTGAGEE AGREEMENTS AND BAILEE LETTERS
6.10 OPERATING ACCOUNTS
6.11 FURTHER ASSURANCES
7. NEGATIVE COVENANTS
7.1 MERGERS, SUBSIDIARIES, ETC.
7.2 INVESTMENTS: LOANS AND ADVANCES
7.3 INDEBTEDNESS
7.4 EMPLOYEE LOANS AND AFFILIATE TRANSACTIONS
7.5 CAPITAL STRUCTURE AND BUSINESS
7.6 GUARANTEED INDEBTEDNESS
7.7 LIENS
7.8 SALE OF STOCK AND ASSETS
7.9 ERISA
7.10 FINANCIAL COVENANTS
7.11 HAZARDOUS MATERIALS
7.12 SALE-LEASEBACKS
7.13 CANCELLATION OF INDEBTEDNESS
7.14 RESTRICTED PAYMENTS

ii

7.15 CHANGE OF CORPORATE NAME OR LOCATION; CHANGE OF FISCAL YEAR
7.16 NO IMPAIRMENT OF INTERCOMPANY TRANSFERS
7.17 NO SPECULATIVE TRANSACTIONS
7.18 LEASES
8 TERM
8.1 TERMINATION
8.2 SURVIVAL OF OBLIGATIONS UPON TERMINATION OF FINANCING ARRANGEMENTS
9. EVENTS OF DEFAULT: RIGHTS AND REMEDIES
9.1 EVENTS OF DEFAULT
9.2 REMEDIES
9.3 WAIVERS BY BORROWER AND GUARANTOR
10 ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT
10.1 ASSIGNMENT AND PARTICIPATIONS
10.2 APPOINTMENT OF AGENT
10.3 AGENT’S RELANCE, ETC.
10.4 CITIZENS BANK NEW HAMPSHIRE AND AFFILIATES
10.5 LENDER CREDIT DECISION
10.6 INDEMNIFICATION
10.7 SUCCESSOR AGENT
10.8 SETOFF AND SHARING OF PAYMENTS
10.9 ADVANCES; PAYMENTS; NON-FUNDING LENDERS; INFORMATION; ACTIONS IN CONCERT
11 SUCCESSORS AND ASSIGNS
11.1 SUCCESSORS AND ASSIGNS
12 MISCELLANEOUS
12.1 COMPLETE AGREEMENT: MODIFICATION OF AGREEMENT
12.2 AMENDMENTS AND WAIVERS
12.4 FEES AND EXPENSES
12.4 NO WAIVER
12.5 REMEDIES
12.6 SEVERABILITY
12.7 CONFLICT OF TERMS
12.8 CONFIDENTIALITY
12.9 GOVERNING LAW
12.10 NOTICES
12.11 SECTION TITLES
12.12 COUNTERPARTS
12.13 WAIVER OF JURY TRIAL
12.14 REINSTATEMENT
12.15 ADVICE OF COUNSEL
12.16 NO STRICT CONSTRUCTION
12.17. JOINT AND SEVERAL OBLIGATIONS
13. INTEREST RATE PROTECTION AGREEMENTS

iii

THIS AMENDED AND RESTATED CREDIT AGREEMENT (the “Agreement”) made as of the 5th day of November, 2004, is by and among PRESSTEK, INC, a Delaware corporation having its chief executive offices at 55 Executive Drive, Hudson, New Hampshire 03051 (hereinafter referred to as “Borrower”); its wholly-owned subsidiaries, LASERTEL INC., an Arizona corporation with a principal place of business at 7775 North Casa Grande Highway, Marana, Pima County, Arizona 85743,  PRECISION LITHOGRAINING CORP., a Massachusetts corporation with a principal place of business at 755 New Ludlow Road, South Hadley, Massachusetts 01075, PRECISION ACQUISITION CORP., a Delaware corporation having its chief executive offices at 55 Executive Drive, Hudson, New Hampshire 03051, SDK REALTY CORP., a Massachusetts corporation with a principal place of business at 755 New Ludlow Road, South Hadley, Massachusetts 01075, and SILVER ACQUISITIONS CORP., a Delaware corporation having its chief executive offices at 55 Executive Drive, Hudson, New Hampshire 03051 (each such subsidiary hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”); CITIZENS BANK NEW HAMPSHIRE, a guaranty savings bank chartered under the laws of the State of New Hampshire, with a place of business at 875 Elm Street, Manchester, New Hampshire 03101, for itself, as Lender, and as Administrative Agent for Lenders; KEYBANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America with a place of business One Canal Plaza, Portland, Maine 40101, for itself, as Lender, and as Documentation Agent for Lenders; BANKNORTH, N.A., a national banking association organized under the laws of the United States of America with a business address of 5 Commerce Park North, Bedford, New Hampshire 03110, for itself as Lender, and the other Lenders signatory hereto from time to time.

RECITALS

WHEREAS, the Borrower, Lasertel, Inc., Precision Lithograining Corp., Precision Acquisition Corp., SDK Realty Corp., Citizens Bank New Hampshire, and KeyBank National Association are parties to a certain Credit Agreement dated October 15, 2003, as amended to date (as amended to date, the “Existing Credit Agreement”) pursuant to which Citizens Bank New Hampshire and KeyBank National Association have extended to the Borrower a revolving loan commitment of $35,000,000 and a term loan in the original principal amount of $15,000,000 (the “Existing Credit Facilities”), which Existing Credit Facilities are guaranteed by Lasertel, Inc., Precision Lithograining Corp., Precision Acquisition Corp., and SDK Realty Corp.;

WHEREAS, Borrower has organized Silver Acquisitions Corp. as a wholly owned subsidiary and entity to acquire certain of the assets and properties of A. B. Dick Company and A. B. Dick Company Canada, Ltd., including, but not limited to, the stock of A. B. Dick, Ltd. held by A. B. Dick Company;

WHEREAS, the Borrower and the Guarantors have requested, and the Lenders have agreed to extend to the Borrower, (i) an increase in the revolving credit facility to up to $45,000,000 to continue to provide working capital and capital expenditure financing to the Borrower, and (ii) a term loan in the amount of $35,000,000 to refinance the existing term loan and to finance the acquisition of certain of the assets of A. B. Dick Company and A. B. Dick Company Canada, Ltd. (including the stock of A. B. Dick, Ltd.), all under the terms and conditions of this Agreement and the other Loan Documents;

WHEREAS, the Borrower has secured all of its obligations under the Existing Credit Agreement and the Loan Documents, and shall secure all of its obligations under this Agreement and the Loan Documents, by granting to Administrative Agent, for the benefit of Administrative Agent and Lenders, security interests in and mortgages or other liens upon all of its existing and after-acquired assets (including real estate) pursuant to certain security agreements and mortgages included in the Loan Documents;

WHEREAS, a condition to the obligations of the Lenders under this Agreement is for the Guarantors to provide an unconditional guaranty of all of the obligations of the Borrower under the Loan Documents in favor of the Administrative Agent and the Lenders and for the Guarantors to secure all of their obligations under the Loan Documents by granting to Administrative Agent, for the benefit of Administrative Agent and Lenders, security interests in and mortgages or other liens upon certain of the Guarantors’ existing and after-acquired assets (including real estate) pursuant to certain security agreements, pledge agreements, and mortgages included in the Loan Documents; and

WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them herein below.  All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, “Appendices”) hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement.  These Recitals shall be construed as part of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree to amend and restate the Existing Credit Agreement in its entirety as follows:

1.             DEFINITIONS

Capitalized terms used in this Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all section references in the following definitions shall refer to Sections of this Agreement:

“Account Debtor” shall mean any Person who may become obligated to the Borrower or any Guarantor under, with respect to, or on account of, an Account.

“Accounts” shall mean all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by the Borrower or any Guarantor and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to the Borrower or any Guarantor, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the Code), (b) all of the Borrower’s and any Guarantor’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all of the Borrower’s and any Guarantor’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to the Borrower or any Guarantor, under all purchase orders and contracts for the sale of goods or the performance of services or both by the Borrower or any Guarantor or in connection with any other transaction (whether or not yet earned by performance on the part of the Borrower or any Guarantor) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

“Advance” shall mean any Revolving Credit Advance or Swing Line Advance, as the context may require.

“Affiliate” shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Persons, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person’s officers, directors, joint venturers and partners and (d) in the case of the Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of the Borrower. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however that the term “Affiliate” shall specifically exclude Administrative Agent and each Lender.

“Administrative Agent” shall mean Citizens Bank New Hampshire or its successor appointed pursuant to Section 10.7.

“Agreement” shall mean this Amended and Restated Credit Agreement dated as of the Closing Date by and among Borrower, the Guarantors, Citizens Bank New Hampshire, as Administrative Agent and Lender, KeyBank National Association, as Documentation Agent and Lender, Banknorth, N. A. as Lender, and such other Lenders signatory from time to time thereto.

“Appendices” shall have the meaning assigned to it in the recitals to the Agreement.

“Applicable Margins” means collectively the Applicable LIBOR Margin and the Applicable Prime Margin.

“Applicable LIBOR Margin” shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate as determined by reference to Section 2.4(a) of the Agreement.

“Applicable Prime Rate Margin” shall mean the per annum interest rate from time to time in effect and payable in addition to the Prime Rate, as determined by reference to Section 2.4(a) of the Agreement.

“Applicable Unused Line Fee Margin” shall mean the per annum percentage used to determine the fee payable under Section 2.6(c), which percentage shall be determined in accordance with the follow:

If Revolver Utilization as a percentage of the Maximum Amount is:	then Applicable Unused Line Fee Margin is:
> 66%	0.25%
> 33% but < 66%	0.375%
<33%	0.5%

“Assignment Agreement” shall have the meaning assigned to it in Section 10.1 (a).

“Borrower” shall mean Presstek, Inc., a Delaware corporation.

“Borrowing Availability” shall have the meaning assigned to it in Section 2.1 (a)(i).

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New Hampshire and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

“Capital Expenditures” shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

“Capital Lease” shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Management System” shall have the meaning assigned to it in Section 2.5.

“Charges” shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of the Borrower, (d) the Borrower’s ownership or use of any properties or other assets, or (e) any other aspect of the Borrower’s business.

“Chattel Paper” shall mean any “chattel paper,” as such term is defined in the Code, now owned or hereafter acquired by the Borrower or any Guarantor, wherever located.

“Closing Date” shall mean the date first set forth in this Agreement.

“Closing Checklist” shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex A.

“Code” shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New Hampshire; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Administrative Agent’s or any Lender’s security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New Hampshire, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Collateral” shall mean the property covered by the Security Agreements, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Administrative Agent, on behalf of itself and Lenders, to secure the Obligations.  Collateral shall also mean and include any and all “Collateral” under the Existing Credit Agreement.

“Collateral Documents” shall mean the Security Agreements, the Mortgages, and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

“Commitment Termination Date” shall mean the earliest of (a) November 4, 2009, (b) the date of termination of Lenders’ obligations to make Advances or permit existing Loans to remain outstanding pursuant to Section 9.2(b), and (c) the date of indefeasible prepayment in full by Borrower of the Loans and the permanent reduction of the Revolving Loan Commitment and the Swing Line Commitment to zero dollars ($0), in accordance with the provisions of Section 2.2(a).

“Commitments” shall mean (a) as to any Lender, the aggregate of such Lender’s Revolving Loan Commitment (including without duplication the Swing Line Lender’s Swing Line Commitment) and Term Loan Commitment as set forth on Annex F of the Agreement, as such Annex F may be amended from time to time, or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders’ Revolving Loan Commitments (including without duplication the Swing Line Lender’s Swing Line Commitment) and Term Loan Commitment, which aggregate commitment shall be Eighty Million Dollars ($80,000,000) on the Closing Date, as such amount may be adjusted or amortized from time to time in accordance with the Agreement.

“Compliance Certificate” shall have the meaning assigned to it in Annex B.

“Contracts” shall mean all “contracts,” as such term is defined in the Code, now owned or hereafter acquired by the Borrower or any Guarantor, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which the Borrower or any Guarantor may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Control Letter” means a letter agreement between Administrative Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of the Borrower or any Guarantor, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of the Borrower or any Guarantor, (iii) a futures commission merchant or clearing house with respect to commodity accounts and commodity contracts held by the Borrower or any Guarantor, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Administrative Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Administrative Agent without further consent by the Borrower or any Guarantor.

“Copyright License” shall mean any and all rights now owned or hereafter acquired by the Borrower or any Guarantor under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyrights” shall mean all of the following now owned or hereafter acquired by the Borrower or any Guarantor: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Current Assets” shall mean, with respect to Borrower and its Subsidiaries, an amount equal to all current assets as at the date of determination, all as determined in accordance with GAAP from Borrower’s balance sheet included in the Financial Statements.

“Current Liabilities” shall mean, with respect to Borrower and its Subsidiaries, an amount equal to all current liabilities as at the date of determination, all as determined in accordance with GAAP from Borrower’s balance sheet included in the Financial Statements.

“Current Ratio” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis the ratio of Current Assets to Current Liabilities, determined as of the last day of each Fiscal Quarter and each Fiscal Year.

“Default” shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” shall have the meaning assigned to it in Section 2.4(d).

“Disclosure Schedules” shall mean the Schedules prepared by the Borrower and denominated as Disclosure Schedules 4.2 through 7.7 in the Index to the Agreement.

“Documentation Agent” shall mean KeyBank National Association.

“Documents” shall mean any “documents,” as such term is defined in the Code, now owned or hereafter acquired by the Borrower or any Guarantor, wherever located.

“Dollars” or “$” shall mean lawful currency of the United States of America.

“EBITDA” shall mean, with respect to the Borrower for any fiscal period, an amount equal to (a) consolidated Net Income of the Borrower and it Subsidiaries for such period, plus (b) the sum of (i) accrued income taxes, (ii) Interest Expense, and (iii) the amount of non-cash charges (including depreciation and amortization) for such period, in each case to the extent included in the calculation of consolidated Net Income of Borrower and its Subsidiaries for such period in accordance with GAAP, but without duplication.  For purposes of the calculation of consolidated Net Income of Borrower and its Subsidiaries for such period, income, gain, or loss from extraordinary items for such period shall be excluded from the calculation.

“Environmental Laws” shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive

Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq ); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

“Environmental Liabilities” shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” shall mean all permits, licenses, authorizations, certificates, approvals, registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” shall mean all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by the Borrower or any Guarantor, wherever located and, in any event, including all such Borrower’s or Guarantor’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” shall mean, with respect to the Borrower, any trade or business (whether or not incorporated) which, together with the Borrower, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” shall mean, with respect to the Borrower or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of the Borrower or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001 (a)(2) of ERISA; (c) the complete or partial withdrawal of the Borrower or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by the Borrower or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; or (i) the loss of a Qualified Plan’s qualification or tax exempt status.

“ESOP” shall mean a Plan which is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

“Event of Default” shall have the meaning assigned to it in Section 9.1.

“Existing Credit Agreement” shall have the meaning assigned thereto in the recitals to the Agreement.

“Existing Credit Facilities” shall have the meaning assigned thereto in the recitals to the Agreement.

“Federal Funds Rate” shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.

“Fees” shall mean any and all fees payable to Administrative Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

“Financial Statement Date” shall have the meaning assigned to it in Section 4.5.

“Financial Statements” shall mean the consolidated and consolidating income statements, statements of cash flows and balance sheets of the Borrower and its Subsidiaries delivered in accordance with Section 4.4 of the Agreement and Annex B to the Agreement.

“Fiscal Month” shall mean any of the twelve (12) fiscal accounting periods which comprise the Borrower’s Fiscal Year.

“Fiscal Quarter” shall mean any of the four (4) quarterly accounting periods which comprise the Borrower’s Fiscal Year.

“Fiscal Year” shall mean any of the annual fiscal accounting periods of the Borrower.

“Fixed Charge Coverage Ratio” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis the ratio of (a) EBITDA determined as of the last day of each Fiscal Quarter and each Fiscal Year for the four Fiscal Quarters then ending, less income taxes paid in cash, dividends paid, and Capital Expenditures in such period to (b) the sum of (i) Interest Expense paid in cash, and (ii) scheduled principal payments on Funded Debt during such period.  Notwithstanding the foregoing, for purposes of determining the Fixed Charge Coverage Ratio, the following adjustments shall be made in the determination of EBITDA for the Borrower and its Subsidiaries on a consolidated basis:  (a) as of the Closing Date and for the Fiscal Quarter ending September 30, 2004, the amount of EBITDA included for Silver Acquisitions Corp. and its Subsidiaries shall be zero (0) and the amount of EBITDA included for Precision Lithograining Corp. shall be $2,000,000;  (b) for the Fiscal Year ending December 31, 2004, the amount of EBITDA included for Silver Acquisitions Corp. and its Subsidiaries shall be zero (0), provided that if actual EBITDA of Silver Acquisitions Corp. and its Subsidiaries is a loss of greater than $2,000,000, then actual EBITDA of the loss greater than $2,000,000 of Silver Acquisitions Corp. and its Subsidiaries shall be included, and the amount of EBITDA included for Precision Lithograining Corp. shall be actual EBITDA for the Fiscal Quarter ending December 31, 2004 multiplied by four (4);  (c) for the Fiscal Quarter ending March 31, 2005, the amount of EBITDA included for Silver Acquisitions Corp. and its Subsidiaries shall be actual EBITDA for the Fiscal Quarter ending March 31, 2005 multiplied by four (4) and the amount of EBITDA included for Precision Lithograining Corp. shall be actual EBITDA for the two (2) Fiscal Quarters ending March 31, 2005 multiplied by two (2);  (d) for the Fiscal Quarter ending June 30, 2005, the amount of EBITDA included for Silver Acquisitions Corp. and its Subsidiaries shall be actual EBITDA for the two (2) Fiscal Quarters ending June 30, 2005 multiplied by two (2) and the amount of EBITDA included for Precision Lithograining Corp. shall be actual EBITDA for the three (3) Fiscal Quarters ending June 30, 2005 divided by three (3) and multiplied by four (4);  and (e) for the Fiscal Quarter ending September 30, 2005, the amount of EBITDA included for Silver Acquisitions Corp. and its Subsidiaries shall be actual EBITDA for the three (3) Fiscal Quarters ending September 30, 2005 divided by three (3) and multiplied by four (4) and the amount of EBITDA included for Precision Lithograining Corp. shall be actual EBITDA for the four (4) Fiscal Quarters ending September 30, 2005.  For each Fiscal Quarter and Fiscal Year ending after September 30, 2005, the amount of EBITDA included for Silver Acquisitions Corp.

and its Subsidiaries and for Precision Lithograining Corp. shall be actual EBITDA for the four (4) Fiscal Quarters then ending.

“Fixtures” shall mean any “fixtures” as such term is defined in the Code, now owned or hereafter acquired by the Borrower.

“Foreign Subsidiary” shall mean a Subsidiary that is not organized under the laws of one of the states of the United States of America.

“Funded Debt” shall mean, with respect to any Person, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and which by its terms matures more than one (1) year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one (1) year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one (1) year at the option of the debtor, and also including, in the case of the Borrower, the Obligations.  For purposes of the determining consolidated Funded Debt of Borrower and its Subsidiaries, outstanding Letters of Credit whether or not drawn upon by the beneficiary thereunder shall be included and any lease which does not constitute a Capital Lease shall be excluded.

“Funded Debt to EBITDA Ratio” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis as of any date of determination, the ratio of (a) the Funded Debt to (b) EBITDA determined as of the last day of each Fiscal Quarter and each Fiscal Year for the four (4) Fiscal Quarters then ended.  Notwithstanding the foregoing, for purposes of determining the Funded Debt to EBITDA Ratio, the following adjustments shall be made in the determination of EBITDA for the Borrower and its Subsidiaries on a consolidated basis:  (a) as of the Closing Date and for the Fiscal Quarter ending September 30, 2004, the amount of EBITDA included for Silver Acquisitions Corp. and its Subsidiaries shall be zero (0) and the amount of EBITDA included for Precision Lithograining Corp. shall be $2,000,000;  (b) for the Fiscal Year ending December 31, 2004, the amount of EBITDA included for Silver Acquisitions Corp. and its Subsidiaries shall be zero (0), provided that if actual EBITDA of Silver Acquisitions Corp. and its Subsidiaries is a loss of greater than $2,000,000, then actual EBITDA of the loss greater than $2,000,000 of Silver Acquisitions Corp. and its Subsidiaries shall be included, and the amount of EBITDA included for Precision Lithograining Corp. shall be actual EBITDA for the Fiscal Quarter ending December 31, 2004 multiplied by four (4);  (c) for the Fiscal Quarter ending March 31, 2005, the amount of EBITDA included for Silver Acquisitions Corp. and its Subsidiaries shall be actual EBITDA for the Fiscal Quarter ending March 31, 2005 multiplied by four (4) and the amount of EBITDA included for Precision Lithograining Corp. shall be actual EBITDA for the two (2) Fiscal Quarters ending March 31, 2005 multiplied by two (2);  (d) for the Fiscal Quarter ending June 30, 2005, the amount of EBITDA included for Silver Acquisitions Corp. and its Subsidiaries shall be actual EBITDA for the two (2) Fiscal Quarters ending June 30, 2005 multiplied by two (2) and the amount of EBITDA included for Precision Lithograining Corp. shall be actual EBIDTA for the three (3) Fiscal Quarters ending June 30,

2005 divided by three (3) and multiplied by four (4);  and (e) for the Fiscal Quarter ending September 30, 2005, the amount of EBITDA included for Silver Acquisitions Corp. and its Subsidiaries shall be actual EBITDA for the three (3) Fiscal Quarters ending September 30, 2005 divided by three (3) and multiplied by four (4) and the amount of EBITDA included for Precision Lithograining Corp. shall be actual EBIDTA for the four (4) Fiscal Quarters ending September 30, 2005.  For each Fiscal Quarter and Fiscal Year ending after September 30, 2005, the amount of EBITDA included for Silver Acquisitions Corp. and its Subsidiaries and for Precision Lithograining Corp. shall be actual EBIDTA for the four (4) Fiscal Quarters then ending.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect on the Closing Date, consistently applied as such term is further defined in Annex C to the Agreement.

“General Intangibles” shall mean any “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by the Borrower or any Guarantor, and, in any event, including all right, title and interest which the Borrower may now or hereafter have in or under any Contract, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Borrower or any Guarantor or any computer bureau or service company from time to time acting for the Borrower or any Guarantor.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.  The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guarantor” and “Guarantors” shall mean individually and collectively each of Lasertel Inc., an Arizona corporation, Precision Lithograining Corp., a Massachusetts corporation, Precision Acquisition Corp., a Delaware corporation, SDK Realty Corp., a Massachusetts corporation, Silver Acquisitions Corp., a Delaware corporation, and each future Subsidiary of the Borrower and of any Subsidiary of the Borrower that becomes a Guarantor pursuant to the provisions of Section 2.16 of this Agreement.

“Hazardous Material” shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” under any Environmental Laws, and (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“Indebtedness” of any Person shall mean without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

“Indemnified Liabilities” shall have the meaning assigned to it in Section 2.10.

“Indemnified Persons” shall have the meaning assigned to it in Section 2.10.

“Instruments” shall mean any “instrument,” as such term is defined in the Code, now owned or hereafter acquired by the Borrower or any Guarantor, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

“Interest Expense” shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash and including financing commitment fees) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt of such Person.

“Interest Payment Date” means (a) as to any Prime Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full, (y) the Commitment Termination Date shall be deemed to be an Interest Payment Date with respect to any interest which is then accrued under the Agreement, and (z) interest with respect to any LIBOR Loan shall be paid at least every ninety (90) days notwithstanding the applicable LIBOR Period.

“Interest Rate Protection Agreement” shall mean any foreign exchange contracts, interest rate swap, cap, floor or hedging agreements, or similar agreements between the Borrower and the Administrative Agent or any Lender, or any Affiliate of the Administrative Agent or any Lender.

“Inventory” shall mean any “inventory,” as such term is defined in the Code, now or hereafter owned or acquired by the Borrower or any Guarantor, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of the Borrower or any Guarantor for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work-in-process or materials used or consumed or to be used or consumed in the Borrower’s or any Guarantor’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

“Investment Property” shall have the meaning ascribed thereto in the Code in those jurisdictions in which such definition has been adopted and shall include (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of the Borrower, including the rights of the Borrower to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by the Borrower; (iv) all commodity contracts held by the Borrower; and (v) all commodity accounts held by the Borrower.

“IRC” shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

“IRS” shall mean the Internal Revenue Service, or any successor thereto.

“L/C Commitment” shall mean with respect to each Lender the amount of a Letter of Credit equal to the product obtained by multiplying the face amount of the Letter of Credit by such Lender’s Pro Rata Share of the aggregate Revolving Loan Commitment.

“L/C Notice” shall have the meaning assigned to it in Section 2.15.2.

“L/C Participant” shall have the meaning assigned to it in Section 2.15.3.

“Lenders” shall mean Citizens Bank New Hampshire, KeyBank National Association, Banknorth, N.A., and such other Lenders named on the signature page of the Agreement from time to time, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include such assignee.

“Letters of Credit” shall mean Letters of Credit of the Administrative Agent issued for the account of the Borrower in accordance with the provisions of Section 2.15.

“Letter of Credit Fee” shall have the meaning assigned to it in Section 2.15.4 (b).

“Letter of Credit Commission Fee Rate” shall mean the annual percentage rate equal to the then Applicable LIBOR Margin.

“Letter of Credit Participation Amount” shall have the meaning assigned to it in Section 2.15.4 (c).

“LIBOR Business Day” shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

“LIBOR Loan” shall mean a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

“LIBOR Period” shall mean each period commencing on a LIBOR Business Day selected by the Borrower pursuant to the Agreement and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower’s irrevocable notice to Administrative Agent as set forth in Section 2.4(e); provided that the foregoing provision relating to LIBOR Periods is subject to the following:

(a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

(b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

(c) any LIBOR Period pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

(d) the Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

(e) the Borrower shall select LIBOR Periods so that there shall be no more than ten (10) separate LIBOR Loans in existence at any one time.

“LIBOR Rate” shall mean with respect to any LIBOR Loan for the applicable LIBOR Period for such LIBOR Loan, a rate of interest determined by Administrative Agent equal to the rate per annum as determined on the basis of the offered rates for deposits in U.S. Dollars, for a period of time comparable to such LIBOR Period, which the British Bankers’ Association fixes as its LIBOR rate and which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) LIBOR Business Days preceding the first day of such LIBOR Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) LIBOR Business Days preceding the first day of such LIBOR Period as selected by Administrative Agent.  The principal London office of each of the four (4) major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate.  If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two (2) LIBOR Business Days preceding the first day of such LIBOR Period.  In the event that Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate pursuant to a LIBOR Loan cannot be determined.  In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of any Lender, then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.  “Reserve Percentage” shall mean, relative to any day of any LIBOR Period for the LIBOR Loan, the maximum aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) under any regulations of the Board of Governors of the Federal Reserve System (the “Board”) or other governmental authority having jurisdiction with respect thereto as issued from time to time and then applicable to assets or liabilities consisting of “Eurocurrency Liabilities”, as currently defined in Regulation D of the Board, having a term approximately equal or comparable to such LIBOR Period.

“License” shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by the Borrower or any Guarantor.

“Lien” shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Litigation” shall have the meaning assigned to it in Section 4.13.

“Loan Account” shall have the meaning assigned to it in Section 2.9.

“Loan Documents” shall mean the Agreement, the Notes, the Collateral Documents and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Administrative Agent and/or Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of the Borrower or any Guarantor, or any employee of the Borrower or any Guarantor, and delivered to Administrative Agent or any Lender in connection with the Agreement or the transactions contemplated hereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative.

“Loan” shall mean individually the Revolving Loan, the Swing Line Loan, or the Term Loan, as the case may be.

“Loans” shall mean collectively the Revolving Loan, the Swing Line Loan, and the Term Loan.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets (taken as a whole), operations or financial or other condition of the Borrower or the Guarantors, (b) the Borrower’s or the Guarantors’ ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Administrative Agent’s Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Administrative Agent’s or any Lender’s rights and remedies under the Agreement and the other Loan Documents.

“Maximum Amount” shall mean, at any particular time, an amount equal to the Revolving Loan Commitment of all Lenders.

“Mortgage” shall mean each Mortgage and Security Agreement, entered into between Administrative Agent, on behalf of itself and Lenders, and any of the Borrower or the Guarantors to secure the Obligations.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which the Borrower or ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Income” shall mean, with respect to the Borrower for any fiscal period, an amount equal to consolidated net income of the Borrower and its Subsidiaries for such period as determined in accordance with GAAP from the Financial Statements.

“Non-Consenting Lender” shall have the meaning assigned to it in Section 12.2 (d).

“Non-Funding Lender” shall have the meaning assigned to it in Section 10.9 (d).

“Notes” shall mean the Revolving Notes, the Swing Line Note, and the Term Notes, collectively.

“Notice of Conversion/Continuation” shall have the meaning assigned to it in Section 2.4 (e).

“Notice of Revolving Credit Advance” shall have the meaning assigned to it in Section 2.l (a).

“Obligations” shall mean all loans (including the Loans), advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Borrower and/or the Guarantors to Administrative Agent or any Lender, or to an Affiliate of the Administrative Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement, any of the other Loan Documents, or any Interest Rate Protection Agreement.  This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of the Borrower, whether or not allowed in such proceeding), Fees, Charges, expenses, attorneys’ fees and any other sum chargeable to the Borrower and/or the Guarantors under the Agreement or any of the other Loan Documents.

“Patents” shall mean all of the following in which the Borrower or any of its Subsidiaries now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

“Permitted Encumbrances” shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or being contested in accordance with Section 6.2(b) of the Agreement; (b) pledges or deposits of money securing obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Borrower or any Guarantor is a party as lessee made in the ordinary course of business; (d) deposits of money securing statutory obligations of the Borrower or any Guarantor for workers compensation and similar charges; (e) inchoate and unperfected workers’, mechanics’ or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (f) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $25,000 at any time, so long as such Liens attach only to Inventory; (g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which the Borrower is a party; (h) any attachment or judgment lien not constituting an Event of Default under Section 9.1(j), so long as such Lien only attaches to Real Estate; (i) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (j) presently existing or hereinafter created Liens in favor of

Administrative Agent, on behalf of Lenders; and (k) Liens expressly permitted under clauses (b) and (c) of Section 7.7 of the Agreement.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” shall mean, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which the Borrower or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by the Borrower or any of its Subsidiaries.

“Prime Rate” shall mean the variable per annum rate of interest so designated from time to time by Citizens Bank New Hampshire as its prime rate.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.  Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind.

“Prime Rate Loan” shall mean a Loan or portion thereof bearing interest by reference to the Prime Rate.

“Proceeds” shall mean all “proceeds,” as such term is defined in the Code and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower or any Guarantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the Borrower or any Guarantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of the Borrower or any Guarantor against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by the Borrower or any Guarantor against third parties with respect to any litigation or dispute concerning any of the Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

“Proposed Change” shall have the meaning assigned to it in Section 12.2 (d).

“Pro Rata Share” shall mean with respect to all matters relating to any Lender (a) with respect to the Revolving Loan or the Swing Line Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment, including the Swing Line Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments, including the Swing Line Commitment of all

Lenders, and (b) with respect to the Term Loan, the percentage obtained by dividing (i) the Term Loan Commitment of that Lender by (ii) the aggregate Term Loan Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 10.1.

“Qualified Plan” shall mean a Plan which is intended to be tax-qualified under Section 401(a) of the IRC.

“Real Estate” shall have the meaning assigned to it in Section 4.6.

“Refunded Swing Line Loan” shall have the meaning assigned to it in Section 2.1(c)(iii).

“Reimbursement Amount” shall have the meaning assigned to it in Section 2.15.4 (a).

“Reimbursement Date” shall have the meaning assigned to it in Section 2.15.4 (c).

“Release” shall mean any spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Requisite Lenders” shall mean Lenders with an aggregate of not less than 66.66% of the Revolving Loan Commitments.

“Restricted Payment” shall mean (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person’s Stock, (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (d) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (e) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person; and (f) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates.

“Retiree Welfare Plan” shall mean, at any time, a Plan that is a “welfare plan” as defined in Section 3(2) of ERISA, that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

“Revolver Utilization” shall mean the average for any Fiscal Quarter of the daily closing balances of the aggregate Revolving Loan, Swing Line Loan, and Letters of Credit outstanding during such Fiscal Quarter.

“Revolving Credit Advance” shall have the meaning assigned to it in Section 2.1(a)(i).

“Revolving Lenders” shall mean, as of any date of determination, Lenders having a Revolving Loan Commitment.

“Revolving Loan” shall mean as the context may require, at any time, the aggregate amount of outstanding Revolving Credit Advances.

“Revolving Loan Commitment” shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances (including without duplication Swing Line Advances) or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances (including without duplication Swing Line Advances) which aggregate commitment shall be Forty-five Million Dollars ($45,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.  The Revolving Loan Commitment of all Lenders may be increased to Fifty-five Million Dollars ($55,000,000) upon the written request of the Borrower, subject to credit approval by the Lenders and such terms, conditions, limitations, and restrictions as the Lenders may then require.

“Revolving Note” and “Revolving Notes” shall have the respective meanings assigned thereto in Section 2.1(a)(ii).

“Security Agreement” shall mean each of the Security Agreement and Security Agreement (Intellectual Property), entered into between Administrative Agent, on behalf of itself and Lenders, and each of the Borrower and Lasertel, Inc., each dated October 15, 2003, of Precision Lithograining Corp. and Precision Acquisition Corp., each dated July 31, 2004, all as amended on the date hereof, and of Silver Acquisitions Corp. dated as of the date hereof.

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability.

“Stock” shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

“Subsidiary” shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

“Swing Line Advance” has the meaning assigned to it in Section 2.1(c)(i).

“Swing Line Availability” has the meaning assigned to it in Section 2.1(c)(i).

“Swing Line Commitment” shall mean, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Loans as set forth on Annex F to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender and shall equal $1,000,000 as of the Closing Date.

“Swing Line Lender” shall mean Citizens Bank New Hampshire.

“Swing Line Loan” shall mean, as the context may require, at any time, the aggregate amount of Swing Line Advances outstanding to the Borrower.

“Swing Line Loan Participation Certificate” shall mean a certificate delivered pursuant to Section 2.1(c)(iv).

“Swing Line Note” has the meaning assigned to it in Section 2.1(c)(ii).

“Tangible Capital Base” shall mean, with respect to the Borrower as of any date of determination, the sum of (a) total stockholders’ equity, minus (b) all intangible assets (including, without limitation, all goodwill, patent and patent rights), plus (c) the amount of intangible assets acquired in an acquisition permitted without the requirement of the consent of the Administrative Agent and the Requisite Lenders under the provisions of subsection (b) of Section 7.1 of this Agreement (but only to the extent such intangible assets would otherwise be excluded under clause (b) above), all as determined in accordance with GAAP from Borrower’s balance sheet included in the Financial Statements.

“Taxes” shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Administrative Agent or a Lender by the jurisdictions under the laws of which Administrative Agent and Lenders are organized or any political subdivision thereof.

“Term Lenders” shall mean those Lenders having Term Loan Commitments.

“Term Loan” shall have the meaning assigned to it in Section 2.1 (b)(i).

“Term Loan Commitment” shall mean (a) as to any Lender with a Term Loan Commitment, the commitment of such Lender to make or hold its Pro Rata Share of the Term Loan as set forth on Annex F to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term Loan Commitment, the aggregate commitment of all Lenders to make or hold the Term Loan, which aggregate commitment shall be Thirty-five Million Dollars ($35,000,000.00) on the Closing Date.

“Term Note” and “Term Notes” shall have the respective meanings assigned thereto in Section 2.1 (b)(i).

“Termination Date” shall mean the date on which the Loans have been indefeasibly repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged and the Borrower shall have no further right to borrow any monies under the Agreement.

“Title IV Plan” shall mean an employee pension benefit plan, as defined in Section 3 (2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, and which the Borrower or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Trademark License” shall mean rights under any written agreement now owned or hereafter acquired by the Borrower granting any right to use any Trademark.

“Trademarks” shall mean all of the following now owned or hereafter acquired by the Borrower or any Guarantor: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in

any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Unfunded Pension Liability” shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Borrower or any ERISA Affiliate as a result of such transaction.

“Yield Maintenance Fee” shall mean an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the LIBOR Period chosen for the LIBOR Loan as to which the prepayment is made, shall be subtracted from the LIBOR Rate plus the Applicable Margin in effect for such LIBOR Loan at the time of prepayment.  If the result is zero or a negative number, there shall be no yield maintenance fee.  If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid.  The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the LIBOR Period chosen for the LIBOR Loan as to which the prepayment is made.  Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the LIBOR Period chosen for the LIBOR Loan as to which prepayment is made.  The resulting amount shall be the yield maintenance fee due to Bank upon the prepayment of a LIBOR Loan.

All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New Hampshire to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words “herein,” “hereof’’ and “hereunder” and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of the Borrower or any Guarantor, such words are intended to signify that such Borrower or any Guarantor has actual knowledge or awareness of a particular fact or circumstance or that such Borrower or any Guarantor, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

2.                                      AMOUNT AND TERMS OF CREDIT

2.1. Credit Facilities.

(a)  Revolving Credit Facility.  (i)  Subject to the terms and conditions hereof, each Revolving Lender agrees to make available from time to time until the Commitment Termination Date its Pro Rata Share of advances to Borrower (each, a “Revolving Credit Advance”).  The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment.  The obligations of each Revolving Lender hereunder shall be several and not joint.  The aggregate amount of Revolving Credit Advances outstanding shall not exceed at any time the Maximum Amount less the amount of the Swing Line Loan and Letter of Credits outstanding at such time (“Borrowing Availability”).  Borrower shall make payments of principal from time to time under the Revolving Loan so that the aggregate amount of Revolving Advances does not at any time exceed the then Borrowing Availability.  Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 2.1 (a).  Each Revolving Credit Advance shall be made either pursuant (a) to the Administrative Agent’s Cash Management System (Prime Rate Loans only) or (b) on notice by the Borrower to the Administrative Agent.  Notices by the Borrower must be given no later than (1) 12:00 p.m. (Manchester, New Hampshire time) on the Business Day of the proposed Revolving Credit Advance, in the case of a Prime Rate Loan, or (2) 11:00 a.m. (Manchester, New Hampshire time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan.  Each such notice (a “Notice of Revolving Credit Advance”) must be given in writing (by telecopy or overnight courier) substantially in the form attached hereto as Exhibit 2.1(a)(i) and shall include such information as may be required by Administrative Agent and Borrower’s certification as to Borrower’s and Guarantors’ compliance as of the date thereof with all of the representations, covenants, and conditions of this Agreement.  If the Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, the Borrower must comply with Section 2.4(e).

(ii)  The Borrower shall execute and deliver to each Revolving Lender a note to evidence the Revolving Loan Commitment of that Revolving Lender.  Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 2.1(a)(ii) (each a “Revolving Note” and, collectively, the “Revolving Notes”).  Each Revolving Note shall represent the obligation of the Borrower to pay the amount of each Revolving Lender’s Revolving Loan Commitment or, if less, the applicable Revolving Lender’s Pro Rata Share of the aggregate unpaid principal amount of all

Revolving Credit Advances to Borrower together with interest thereon as prescribed in Section 2.4.  The entire unpaid balance of the aggregate Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

(b) Term Loan. (i) Subject to the terms and conditions hereof, each Term Lender agrees to make a term loan on the Closing Date to the Borrower in the original principal amount of its Term Loan Commitment (the “Term Loan”).  The obligations of each Term Lender hereunder shall be several and not joint.  The Term Loan shall be evidenced by promissory notes substantially in the form of Exhibit 2.1 (b)(i) (each a “Term Note” and collectively the “Term Notes”), and the Borrower shall execute and deliver a separate Term Note to each Term Lender in the original amount of each Lender’s Term Loan Commitment.  Each Term Note shall represent the obligation of the Borrower to pay the applicable Term Lender’s Term Loan Commitment, together with interest thereon as prescribed in Section 2.4.  Notwithstanding the foregoing, the Term Loan shall constitute a re-finance of the existing term loan to the Borrower by the Administrative Agent under the Existing Credit Facilities, and the Term Lenders shall only be required to advance additional funds in respect of the Term Loan Commitment such that the aggregate amount of the term loans do not exceed $35,000,000.

(ii)   The Borrower shall repay the principal amount of the Term Loan in consecutive quarterly installments due on the last business day of December, March, June, and September of each year, the first such installment commencing on March 31, 2005, in the amount of $250,000.00, thereafter continuing on each quarterly installment date with payments on each such date in the amount of $1,750,00.00, and with a final installment of all remaining principal, and accrued and unpaid interest, due on November 4, 2009.

(iii) Notwithstanding the foregoing clause (ii), the aggregate outstanding principal balance of the Term Loan shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full.

(iv)  Each payment of principal with respect to the Term Loan shall be paid to Administrative Agent for the ratable benefit of each Term Lender making or holding the Term Loan, ratably in proportion to each such Term Lender’s respective Term Loan Commitment.

(c)  Swing Line Facility. (i) Administrative Agent shall notify the Swing Line Lender upon Administrative Agent’s receipt of any Notice of Revolving Credit Advance.  Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a “Swing Line Advance”) in accordance with any such notice or pursuant to Administrative Agent’s Cash Management System.  The aggregate amount of Swing Line Advances outstanding shall not exceed the lesser of (A) the Swing Line Commitment and (B) the Maximum Amount less the outstanding balance of the Revolving Loan at such time (“Swing Line Availability”). Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 2.1(c).  Each Swing Line Advance shall be made either pursuant (a) to the

Administrative Agent’s Cash Management System or (b) to a Notice of Revolving Credit Advance delivered to Administrative Agent by the Borrower in accordance with Section 1.1 (a).  A Notice of Revolving Credit Advance must be given no later than 12:00 p.m. (Manchester, New Hampshire time) on the Business Day of the proposed Swing Line Advance.  Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute a Prime Rate Loan. Borrower shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Administrative Agent.

(ii) Swing Line Note.  The Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 2.1 (c)(ii) (the “Swing Line Note”). The Swing Line Note shall represent the obligation of the Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances together with interest thereon as prescribed in Section 2.4. The entire unpaid balance of the Swing Line Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

(iii) Refunding of Swing Line Loans.  The Swing Line Lender, at any time and from time to time in its sole and absolute discretion, shall on behalf of the Borrower (and Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to the Borrower (which shall be a Prime Rate Loan) in an amount equal to such Revolving Lender’s Pro Rata Share of the principal amount of the Swing Line Loan (the “Refunded Swing Line Loan”) outstanding on the date such notice is given. Unless any of the events described in Sections 9.1 (h) or 9.1 (i) shall have occurred (in which event the procedures of Section 2.1(c)(iv) shall apply), and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Administrative Agent, such Revolving Lender’s Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender, prior to 4:00 p.m. (Manchester, New Hampshire time), in immediately available funds on the same Business Day on which such notice is given. The proceeds of such Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan of the Borrower.

(iv) Participation in Swing Line Loans.  If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section 2.1(c)(iii), one of the events described in Sections 9.1(h) or 9.1(i) shall have occurred, then, subject to the provisions of Section 2.1(c)(v) below, each Revolving Lender will, on the date such Revolving Credit Advance was to have been made, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Revolving Lender will promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such Revolving Lender a certificate evidencing such participation, dated the date of receipt of such funds and in such amount.

(v) Revolving Lenders’ Obligations Unconditional.  Each Revolving Lender’s obligation to make Revolving Credit Advances in accordance with Section 2.1(c)(iii) and to purchase participating interests in accordance with Section 2.1(c)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of the Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased, or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  If any Revolving Lender does not make available to Administrative Agent or the Swing Line Lender, as applicable, the amount required pursuant to Sections 2.1(c)(iii) or 2.1(c)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two (2) Business Days and at the Prime Rate thereafter.

(d) Reliance on Notices.  Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Administrative Agent to be genuine. Administrative Agent may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for Administrative Agent has actual knowledge to the contrary.

2.2. Prepayments.

(a) Voluntary Prepayments. Borrower may at any time on at least five (5) days’ prior written notice by Borrower to Administrative Agent voluntarily prepay all or part of the Term Loan; provided that any such prepayments or reductions shall be in a minimum amount of $50,000. In addition, Borrower may at any time on at least ten (10) days’ prior written notice by Borrower to Administrative Agent terminate the Revolving Loan Commitment; provided that upon such termination, all Loans and other Obligations shall be immediately due and payable in full. Any such voluntary prepayment of the Term Loan, and any such termination of the Revolving Loan Commitment, must be accompanied by the payment of any LIBOR Loan funding breakage fees and costs in accordance with Section 2.10(b).  Upon any such prepayment and termination of the Revolving Loan Commitment, Borrower’s right to request Revolving Credit Advances, or request Swing Line Advances, shall simultaneously be terminated. Any partial prepayments of the Term Loan shall be applied to prepay the scheduled installments of the Term Loan in inverse order of maturity.

(b) Mandatory Prepayments.  (i) If at any time the outstanding balance of the aggregate Revolving Loan exceeds the Maximum Amount, less, the aggregate outstanding Swing Line Loan and Letters of Credit at such time, Borrower shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess.

(ii) Immediately upon receipt by the Borrower of proceeds of any asset disposition (including condemnation proceeds, but excluding proceeds of asset dispositions permitted by Section 7.8 (a) and (b), Borrower shall prepay the Loans within three (3) Business Days of receipt of such proceeds in an amount equal to such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrower in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with clause (c) below.

(c) Application of Certain Mandatory Prepayments. Any prepayments made by Borrower pursuant to clause (b)(ii) above shall be applied as follows: first, to Fees and reimbursable expenses of Administrative Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Term Loan; third, to prepay the scheduled installments of principal of the Term Loan, ratably in inverse order of maturity, until such Term Loan shall have been prepaid in full; fourth, to interest then due and payable on Borrower’s Swing Line Loan; fifth, to the principal balance of the Swing Line Loan outstanding to Borrower until the same shall have been repaid in full; sixth, to interest then due and payable on Revolving Credit Advances made to Borrower; and seventh, to the principal balance of Revolving Credit Advances outstanding to Borrower until the same shall have been paid in full.  In the event of any such prepayment of the principal balance of Revolving Credit Advances outstanding, the Revolving Loan Commitment shall be permanently reduced by the amount of any such prepayment.

(d) Application of Prepayments from Insurance Proceeds. Prepayments from insurance proceeds in accordance with Section 6.4(c) shall be applied as follows: insurance proceeds from casualties or losses to cash or Inventory shall be applied first to the Swing Line Loans and second to the Revolving Credit Advances; insurance proceeds from casualties or losses to Equipment, Fixtures and Real Estate shall be applied ratably to scheduled installments of principal of the Term Loan in inverse order of maturity. Neither the Revolving Loan Commitment nor the Swing Line Loan Commitment shall be permanently reduced by the amount of any such prepayments. If the precise amount of insurance proceeds allocable to Inventory as compared to Equipment, Fixtures and Real Estate are not otherwise determined, the allocation and application of those proceeds shall be determined by Administrative Agent, subject to the approval of Requisite Lenders.

(e) No Consent.  Nothing in this Section 2.2 shall be construed to constitute Administrative Agent’s or any Lender’s consent to any transaction referred to in clause (b)(ii)  above which is not permitted by other provisions of this Agreement or the other Loan Documents.

2.3. Use of Proceeds.

Borrower shall utilize the proceeds of the Term Loan, the Revolving Loan and the Swing Line Advances solely to refinance the Existing Credit Facilities, for the financing of Borrower’ ordinary working capital and Capital Expenditures needs, and for acquisitions permitted under this Agreement (but excluding in any event the making of any Restricted Payment not specifically permitted by Section 7.14).

2.4. Interest and Applicable Margins.

(a) Borrower shall pay interest to Administrative Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Prime Rate plus the Applicable Prime Rate Margin per annum or, at the election of Borrower in accordance with the provisions of this Agreement, the applicable LIBOR Rate plus the Applicable LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; (ii) with respect to Term Loan, the Prime Rate plus the Applicable Prime Rate Margin per annum or, at the election of Borrower in accordance with the provisions of this Agreement, the applicable LIBOR Rate plus the Applicable LIBOR Margin per annum based on the aggregate principal amount of the Term Loan outstanding from time to time; and (iii) with respect to the Swing Line Loan, the Prime Rate plus the Applicable Prime Rate Margin per annum, based on the aggregate principal amount of the Swing Line Loan outstanding from time to time.

As of the Closing Date, the Applicable Margins shall be as follows:

Applicable LIBOR Margin	3.50%
Applicable Prime Rate Margin	1.25%

The Applicable Margins will be adjusted (up or down) prospectively on a Fiscal Quarterly basis as determined by Borrower’s Funded Debt to EBITDA Ratio for the four Fiscal Quarters then ending.  Solely for purposes of determining Applicable Margins hereunder, after such time as Borrower’s Financial Statements delivered to Administrative Agent evidence that Borrower’s EBITDA equals or exceeds $24,000,000, outstanding Letters of Credit under this Agreement not drawn upon by the beneficiary thereunder shall be excluded from Borrower’s Funded Debt.  Subject to the provisions set forth below, the initial adjustment of the Applicable Margins shall be effective, commencing with the first day of the first calendar month that occurs more than five (5) days after delivery of Borrower’s unaudited Financial Statements to Lenders for the Fiscal Quarter ending September 30, 2004.  Adjustments in Applicable Margins will be determined by reference to the following grids:

If Funded Debt to EBITDA Ratio is:	Level of Applicable Margins:
≥ 3.0	Level I
≥ 2.50, but < 3.0	Level II
≥ 2.25, but < 2.50	Level III

≥ 1.75, but < 2.25	Level IV
≥ 1.25, but < 1.75	Level V
< 1.25	Level VI

Levels of Applicable Margins

	Level I	Level II	Level III	Level IV	Level V	Level VI
Applicable LIBOR Margin	4.0%	3.50%	2.50%	2.25%	1.75%	1.25%
Applicable Prime Rate Margin	1.75%	1.25%	0.25%	0%	0%	0%

All adjustments in the Applicable Margins after the Fiscal Quarter ending September 30, 2004, will be implemented with respect to each Fiscal Quarter on a prospective basis, for each calendar month commencing at least five (5) days after the date of delivery to Lenders of the quarterly unaudited or annual audited (as applicable) Financial Statements of Borrower evidencing the need for an adjustment.  Concurrently with the delivery of those Financial Statements, Borrower shall deliver to Administrative Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins.  Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level (Level I) set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default shall have occurred or be continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.  Notwithstanding the foregoing provisions, the Applicable Margins shall not be reduced below Level II as set forth in the foregoing grid, until the first day of the first calendar month following the delivery of Financial Statements demonstrating that Borrower’s EBITDA is equal to or greater than $24,000,000 for the four (4) Fiscal Quarters ending as of the date of such Financial Statements, provided that in no event shall any reduction below Level II occur prior to Borrower’s delivery to the Lender of its Financial Statements for the Fiscal Quarter ending March 31, 2005.

(b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(c) All computations of Fees calculated on a per annum basis and interest based upon the Prime Rate shall be made by Administrative Agent on the basis of a three hundred sixty-five (365) or three hundred sixty-six (366) day year as the case may be.  All computations of interest based upon LIBOR shall be made by Administrative Agent on the basis of a three hundred sixty (360) day year for the actual number of days occurring in the period for which such interest and Fees are payable. The Prime Rate shall be determined each day based upon the Prime Rate as in effect each day. Each determination by Administrative Agent of an interest rate hereunder shall be conclusive, absent manifest error.

(d) So long as any Event of Default shall have occurred and be continuing, and at the election of Administrative Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Administrative Agent to Borrower, the interest rates applicable to the Loans shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder (“Default Rate”), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations.  Interest at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.  Borrower shall pay, upon billing therefor, a “Late Charge” equal to five percent (5%) of the amount of any payment of principal, other than principal due at the Commitment Termination Date, interest, or both, which is not paid within ten (10) days of the due date thereof.  Late charges are:  (i) payable in addition to, and not in limitation of, the Default Rate, (ii) intended to compensate Lenders for administrative and processing costs incident to late payments, (iii) are not interest, and (iv) shall not be subject to refund or rebate or credited against any other amount due.

(e) So long as no Default or Event of Default shall have occurred and be continuing, and subject to the additional conditions precedent set forth in Section 3.2, Borrower shall have the option to (i) request that any Revolving Credit Advances be made as a LIBOR Loan, provided that at no time shall there be more than ten (10) separate LIBOR Loans outstanding at any time under the Revolving Loan, (ii) convert at any time all of the Term Loan, or all or any part of outstanding Revolving Credit Advances, from Prime Rate Loans to LIBOR Loans, provided that at no time shall there be more than ten (10) separate LIBOR Loans outstanding at any time under the Revolving Loan, (iii) convert any LIBOR Loan to a Prime Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 2.10(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all of the Term Loan, or all or any portion of any Revolving Credit Advance, as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the last day of the LIBOR Period of the Loan to be continued. Any Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $250,000 and, with respect to Revolving Credit Advances, integral multiples of $50,000 in excess of such amount.  The Borrower may only elect a three (3) month LIBOR Period for any LIBOR Loan under the Term Loan and may only convert or continue the Term Loan as a LIBOR Loan with respect to all of the outstanding principal balance of the Term Loan.  Any such election must be made by 11:00 a.m. (Manchester, New Hampshire time) on the third (3rd) Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Prime Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election.  If no election is received with respect to a LIBOR Loan by 11:00 a.m. (Manchester, New Hampshire time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing or if the additional conditions precedent set forth in Section 3.2 shall not have been satisfied), that LIBOR Loan shall be converted to a Prime Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to Administrative Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) in the form of Exhibit 2.4(e).

(f) Notwithstanding anything to the contrary set forth in this Section 2.4, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Administrative Agent, on behalf of Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 2.4(a) through (e) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 2.4(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Administrative Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 2.8 and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

2.5.Cash Management Systems.

Borrower shall maintain the use of a cash management system with Administrative Agent or with another Lender (the “Cash Management System”).

2.6. Fees.

(a) Borrower shall pay to Citizens Bank New Hampshire, individually, an arrangement fee in an amount established by separate agreement of the Administrative Agent and the Borrower, the balance of which is payable in full on the Closing Date.

(b) Borrower shall pay to Citizens Bank New Hampshire, individually, an annual Administrative Agent’s fee in an amount established by separate agreement of the Administrative Agent and the Borrower, payable on the Closing Date and on or before September 30th of each year.

(c) As additional compensation for the Revolving Lenders, Borrower agrees to pay to Administrative Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each Fiscal Quarter prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrower’s non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) of the difference between (x) the Maximum Amount (as it may be reduced or increased from time to time) and (y) Revolver Utilization during the immediately preceding Fiscal Quarter.

(d) As additional compensation for the Lenders, Borrower agrees to pay to Administrative Agent, for the benefit of the Lenders, on the Closing Date a facility fee in the following amounts with respect to each of the Lenders:

Citizen Bank New Hampshire:	$87,500

KeyBank National Association	$87,500

Banknorth, N.A.	$100,000

(e) As additional compensation for the Lenders, Borrower agrees to pay to Administrative Agent, for the ratable benefit of such Lenders, a leverage fee of $100,000 for each of the Borrower’s Fiscal Quarters ending December 31, 2004 and March 31, 2005 (being an aggregate leverage fee of $200,000), provided, however, such leverage fee shall be due and payable with respect to either of such Fiscal Quarters only if as of the end of such Fiscal Quarter Borrower’s Funded Debt to EBITDA Ratio exceeds 3.5:1.  The leverage fee shall be due and payable by Borrower with respect to each such Fiscal Quarter at the time of delivery by Borrower to Administrative Agent and Lenders of a Compliance Certificate which evidences that Borrower’s Funded Debt to EBITDA Ratio exceeded 3.5:1 for such Fiscal Quarter.

2.7. Receipt of Payments.

Borrower shall make each payment under this Agreement not later than 2:00 p.m. (Manchester, New Hampshire time) on the day when due in immediately available funds in Dollars to the Administrative Agent unless Administrative Agent has automatically debited such payments against Borrower’s account(s) with Administrative Agent. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the day of receipt of immediately available funds therefore in the Loan Account prior to 2:00 p.m. Manchester, New Hampshire time. Payments received after 2:00 p.m. Manchester, New Hampshire time on any Business Day shall be deemed to have been received on the following Business Day.

2.8. Application and Allocation of Payments.

(a) So long as no Default or Event of Default shall have occurred and be continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied to the Swing Line Loan and the Revolving Loan; (ii) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (iii) voluntary prepayments shall be applied as determined by Borrower, subject to the provisions of Section 2.2(a); and (iv) mandatory prepayments shall be applied as set forth in Section 2.2(c).  As to each other payment, and as to all payments made when a Default or Event of Default shall have occurred and be continuing or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Administrative Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrower as Administrative Agent may deem advisable notwithstanding any previous entry by Administrative Agent in the Loan Account or any other books and records. In the absence of a specific determination by Administrative Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Administrative Agent’s expenses reimbursable hereunder; (2) to interest on the Swing Line Loan; (3) to principal payments on the Swing Line Loan; (4) to interest on the other Loans, ratably in proportion to the interest accrued as to each Loan; (5) to principal payments on the other Loans ratably to the aggregate, combined principal balance of the other Loans; and (6) to all other Obligations including expenses of Lenders to the extent reimbursable under Section 12.3.

(b) Administrative Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 6.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to promptly pay any such amounts as and when due, even if such charges would cause the balance of the aggregate Revolving Loan and the Swing Line Loan to exceed Borrowing Availability. At Administrative Agent’s option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

2.9. Loan Account and Accounting.

Administrative Agent shall maintain a loan account (the “Loan Account”) on its books to record: all Advances and the Term Loans, all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Administrative Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Administrative Agent’s most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Administrative Agent and Lenders by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect the Borrower’s duty to pay the Obligations. Administrative Agent shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to Borrower. Unless Borrower notifies Administrative Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower.

2.10. Indemnity.

(a) Borrower shall indemnify and hold harmless each of Administrative Agent, Lenders and their respective Affiliates, and each such Person’s respective officers, directors, employees, attorneys, agents and representatives (each, an “Indemnified Person”), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, “Indemnified Liabilities”); provided, that Borrower shall not be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person’s gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

(b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise); (ii) the

Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) the Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) the Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, Borrower shall pay each Lender a Yield Maintenance Fee with respect to such prepayment and, but without duplication of the Yield Maintenance Fee, indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing.  Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained and any costs associated with marking to market under any Interest Rate Protection Agreements that (in the reasonable determination of the affected Lender) are required to be terminated as a result of any conversion, repayment or prepayment of the principal amount of the LIBOR Loan on a date other than the scheduled last day of the LIBOR Period applicable thereto. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this Section 2.10(b), and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.  The Borrower acknowledges that additional obligations may be associated with prepayment, in accordance with the terms and conditions of any applicable Interest Rate Protection Agreement.

2.11. Access.

Borrower and each Guarantor shall, during normal business hours, from time to time upon three (3) Business Days’ prior notice as frequently as Administrative Agent determines to be appropriate: (a) provide Administrative Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of Borrower, each Guarantor, and to the Collateral, (b) permit Administrative Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from the Borrower’s and each Guarantor’s books and records, and (c) permit Administrative Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of the Borrower and each Guarantor. If a Default or Event of Default shall have occurred and be continuing, Borrower and each Guarantor shall provide such access to Administrative Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default shall have occurred and be continuing, Borrower and each Guarantor shall provide Administrative Agent and each Lender with access to their suppliers and customers.  Borrower and each Guarantor shall make available to Administrative Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Administrative Agent may request. Borrower and each Guarantor shall deliver any document or instrument necessary for Administrative Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for Borrower and each Guarantor, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by Borrower and each Guarantor consistent with past practices. Administrative Agent will give Lenders at least ten (10) days’ prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Administrative Agent’s representatives on regularly scheduled audits at no charge to Borrower.

2.12. Taxes.

(a) Any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with this Section 2.12, free and clear of and without deduction for any and all present or future Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) Administrative Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

(b) Borrower shall indemnify and, within ten (10) days of demand therefor, pay Administrative Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by Administrative Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

2.13. Capital Adequacy: Increased Costs: Illegality.

(a) If any Lender shall have determined that the adoption of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender (with a copy of such demand to Administrative Agent) pay to Administrative Agent, for the

account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to Administrative Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

(b) If, due to the introduction of or any change in any law or regulation (or any change in the interpretation thereof), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Administrative Agent), pay to Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and to Administrative Agent by such Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 2.13(b).

(c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make, or to make, or to continue to fund or maintain, any LIBOR Loan, then, unless that Lender is able to make, or to continue to fund, or to maintain, such LIBOR Loan at another branch or office of that Lender without, in that Lender’s opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Administrative Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by Borrower to such Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all such affected Loans into a Loan bearing interest based on the Prime Rate.

(d) Within fifteen (15) days after receipt by Borrower of written notice and demand from any Lender (an “Affected Lender”) for payment of additional amounts or increased costs as provided in Sections 2.13(a) or 2.13(b), Borrower may, at its option, notify Administrative Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Borrower, with the consent of Administrative Agent (which may not be unreasonably withheld or delayed), may obtain, at Borrower’ expense, a replacement Lender (“Replacement Lender”) for the Affected Lender, which Replacement Lender must be satisfactory to Administrative Agent. If Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, provided that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrower’ notice of intention to replace such Affected Lender. Furthermore, if Borrower give a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, Borrower’ rights under this Section 2.13(d) shall terminate and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 2.13(a) and 2.13(b).

2.14. Single Loan.

All Loans to the Borrower and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of the Borrower and shall be secured, until the Termination Date, by all of the Collateral.

2.15. Letters of Credit.

2.15.1.               Letters of Credit.  Subject to the terms and conditions hereof, including satisfaction of the conditions set forth in Section 3.2 hereof, and provided no Default has occurred and that the Administrative Agent is generally issuing letters of credit for the account of customers in its ordinary banking business, the Administrative Agent agrees upon the request of the Borrower pursuant to Section 2.15.2 hereof, to issue Letters of Credit, provided that:  (a) the outstanding stated amount of the Letters of Credit shall not exceed $15,000,000; (b) the sum of (i) the outstanding stated amount of all Letters of Credit and (ii) the aggregate principal amount of all outstanding Revolving Line Advances and Swing Line Advances shall not exceed the Maximum Amount; and (c) each Letter of Credit shall expire on or before ten (10) days prior to the Revolving Loan Commitment Termination Date.  All letters of credit issued by the Administrative Agent in favor of the Borrower and outstanding on the date of this Agreement shall be deemed to be Letters of Credit issued and outstanding under this Agreement.  All fees with respect to such Letters of Credit shall be adjusted by the Administrative Agent to reflect the terms and conditions of this Agreement and the fees payable with respect to Letters of Credit hereunder.  Borrower shall pay to the Administrative Agent all such adjusted fees upon receipt of a statement from Administrative Agent for such adjusted fees.

2.15.2.               Issuing a Letter of Credit.  The Borrower may request that the Administrative Agent issue a Letter of Credit by written notice (the “L/C Notice”) given to the Administrative Agent not less than two (2) Business Days prior to the proposed date of issuance of such Letter of Credit.  The L/C Notice shall specify the proposed date of issuance and the beneficiary and amount of such Letter of Credit, and shall be accompanied by a letter of credit application completed to the satisfaction of, and with such amendments and modifications as may be deemed necessary by, the Administrative Agent.

2.15.3.               Letter of Credit Participations.

(a)  The Administrative Agent shall notify the Lenders on a monthly basis and report the issuance or any amendment or extension of any Letter of Credit.  Immediately upon the issuance by the Administrative Agent of any Letter of Credit, the Administrative Agent shall be deemed to have sold to each Lender (each such Lender, in its capacity under this Section 2.15.3, an “L/C Participant”), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Administrative Agent, without recourse or warranty, an undivided interest and participation (each an “L/C Participation”) equal to such L/C Participant’s L/C Commitment in such Letter of Credit, any substitute Letter of Credit, each draw made thereunder and the obligations of the Borrower under the Loan Documents with respect thereto, and any security therefor or any pertaining thereto.

(b)  In determining whether to pay under any Letter of Credit, the Administrative Agent shall have no obligation relative to the L/C Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit.  Any action taken or omitted to be taken by the Administrative Agent under or in connection with any Letter of Credit, if taken or omitted to be taken in the absence of gross negligence or willful misconduct, shall not create for the Administrative Agent any resulting liability.

2.15.4.               Reimbursement and Other Payments.

(a)  Borrower hereby agrees to pay to the Administrative Agent, for the ratable accounts of the Lenders, on the date on which the Administrative Agent shall be required to pay any draft presented under any Letter of Credit, a sum (the “Reimbursement Amount”) equal to:  (i) the amount so paid under such Letter of Credit, plus (ii) interest on any amount remaining unpaid by the Borrower to the Lenders under clause (i) from and including the date on which such amount becomes payable pursuant to clause (i) until payment in full, payable on demand, at a per annum rate of interest equal to the rate applicable to Revolving Credit Advances.  If the Borrower shall fail to pay to the Administrative Agent the Reimbursement Amount on the date on which the Administrative Agent shall be required to pay any draft presented under any Letter of Credit, the Administrative Agent shall, to the extent the Borrower has availability to request a Revolving Credit Advance, consider such failure to be a request for a Revolving Credit Advance in the amount of the Reimbursement Amount.  In the event any such Loan is made pursuant to this Section 2.15.4(a), the Administrative Agent shall notify each Lender of such Lender’s Revolving Loan Commitment of such Loan, and such Lender shall make available promptly to the Administrative Agent the corresponding amount of such Loan, all in accordance with Section 2.1(a) hereof.  The Borrower agrees that the Administrative Agent may make any such Loan, and each Lender agrees to deliver such Lender’s Revolving Loan Commitment of such Loan, even if the making of such Loan causes the outstanding balance of all Loans to exceed the limits set forth in Section 2.1(a) hereof, and the Borrower further agrees that the making of such Loan by the Administrative Agent in excess of the limits set forth in Section 2.1(a) hereof shall constitute an automatic Default hereunder, entitling the Administrative Agent and the Lenders to exercise all rights and remedies available to them under the Loan Documents and applicable law.

(b)                                 The Borrower shall pay a fee (in each case, a “Letter of Credit Fee”) to the Administrative Agent in respect of each Letter of Credit on the date such Letter of Credit is issued, extended or renewed at the request of the Borrower equal to the face amount of such Letter of Credit multiplied by the Letter of Credit Commission Fee Rate per annum for the term of such Letter of Credit.  The Administrative Agent shall, in turn, remit to each Lender its Pro Rata portion of such Letter of Credit Fee.   In addition, the Borrower shall, jointly and severally, pay to the Administrative Agent, for its own account, on the date of issuance, or any extension or renewal, of any Letter of Credit and at such other time or times as such charges are customarily made by the Administrative Agent, the Administrative Agent’s standard issuance, processing, negotiation, amendment and administrative fees, determined in accordance with customary fees and charges for similar facilities.

(c)                                  If prior to the time a Loan would have otherwise been made pursuant to Section 2.15.4(a), one of the events described in Section 9.1(h) or (i) below shall have occurred and be continuing, each Lender shall, on the date such Loan was to have been made pursuant to the provisions of paragraph (a) above (the “Reimbursement Date”), purchase an undivided participating interest in an amount equal to (i) such Lender’s Pro Rata Share of the Revolving Loan Commitment times (ii) the aggregate principal amount of the Reimbursement Amount then outstanding which was to have been repaid with such Loan (the “Letter of Credit Participation Amount”).  On the Reimbursement Date, each Lender shall transfer to the Administrative Agent, in immediately available funds, such Lender’s Letter of Credit Participation Amount and upon receipt thereof the Administrative Agent shall deliver to such Lender a Letter of Credit Loan Participation Certificate dated the date of the Lender’s receipt of such funds and in such Letter of Credit Participation Amount.

2.15.5.  Obligations Absolute.  The obligations of the Borrower with respect to the Letters of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

(a)                                  any lack of validity or enforceability of the Letters of Credit or this Agreement;

(b)                                 any amendment or waiver of or any consent to or actual departure from this Agreement;

(c)                                  the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for which any such beneficiary or any such transferee may be acting), the Administrative

Agent, the Lenders or any other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in any other agents or any unrelated transaction;

(d)                                 any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(e)                                  payment by the Administrative Agent under a Letter of Credit against presentation by the beneficiary thereof of a draft or certificate which does not comply with terms of such Letter of Credit; or

(f)                                    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.15.6.  The Uniform Customs and Practice.  The Uniform Customs and Practice for Documentary Credits (ICC Publication No. 500) shall be binding on the Borrower and the Administrative Agent.  The Borrower assumes all risks of the acts or omissions of the beneficiary of each Letter of Credit with respect to such Letter of Credit.  In furtherance of, and not in limitation of the Administrative Agent’s rights and powers under the Uniform Customs and Practice, but subject to all other provisions of this Section 2.15.6, it is understood and agreed that the Administrative Agent shall not have any liability for, and that the Borrower assumes all responsibility for: (a) the genuineness of any signature; (b) the form, correctness, validity, sufficiency, genuineness, falsification and legal effect of any draft, certification or other document required by a Letter of Credit or the authority of the person signing the same; (c) the failure of any instrument to bear any reference or adequate reference to a Letter of Credit or the failure of any persons to note the amount of any instrument on the reverse of a Letter of Credit or to surrender a Letter of Credit or otherwise to comply with the terms and conditions of a Letter of Credit; (d) the good faith or acts of any person other than the Administrative Agent and its agents and employees; (e) the existence, form, sufficiency or breach of or default under any agreement or instrument of any nature whatsoever; (f) any delay in giving or failure to give any notice, demand or protest; and (g) any error, omission, delay in or non-delivery of any notice or other communication, however sent.  The determination as to whether the required documents are presented prior to the expiration of a Letter of Credit and whether such other documents are in proper and sufficient form for compliance with a Letter of Credit shall be made by the Administrative Agent in its sole discretion, which determination shall be conclusive and binding upon the Borrower.  It is agreed that the Administrative Agent may honor, as complying with the terms of the Letters of Credit and this Agreement, any documents otherwise in order and signed or issued by the beneficiary thereof.  Any action, inaction or omission on the part of the Administrative Agent under or in connection with the Letters of Credit or any related instruments or documents, if in good faith and in conformity with such laws, regulations or commercial or banking customs as the Administrative Agent may reasonably deem to be applicable, shall be binding upon the Borrower, shall not place the Administrative Agent or the Lenders under any liability to the Borrower, and shall not affect, impair or prevent the vesting of any of the

Administrative Agent’s or the Lenders’ rights or powers hereunder or the Borrower’ obligation to make full reimbursement.

2.15.7.  Modification, Consent, etc.  If the Borrower, either in writing or orally, requests or consents to any modification or extension of a Letter of Credit or waives failure of any draft, certificate or other documents to comply with the terms of a Letter of Credit, the Administrative Agent shall be entitled to rely and shall be deemed to have relied on such request, consent or waiver with respect to any action taken or omitted by the Administrative Agent pursuant to any such request, consent or waiver, and such extension, modification or waiver shall be binding upon the Borrower.

2.15.8.  Liability of the Administrative Agent and the Lenders.  Neither the Administrative Agent, the Lenders nor any of their officers or directors shall be liable or responsible for:  (a) the use which may be made of the Letters of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Administrative Agent against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to a Letter of Credit; or (d) any other circumstances whatsoever in making or failure to make payment under a Letter of Credit, except that notwithstanding anything in this Section 2.15.8 to the contrary, the Borrower shall have a claim against the Administrative Agent, and the Administrative Agent shall be liable to the Borrower, to the extent but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which were caused by the Administrative Agent’s failure to conform to the standards of the Uniform Customs and Practice.  In furtherance and not in limitation of the foregoing, the Administrative Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.  Nothing contained in this Section 2.15.8 shall affect the Administrative Agent’s responsibilities under Section 2.15.6.

2.16. Guaranty.  Each Guarantor hereby unconditionally guaranties to the Administrative Agent and the Lenders the prompt payment and performance of (a) all liabilities and obligations and Indebtedness, direct or indirect, matured or unmatured, primary or secondary, certain or contingent, of the Borrower arising under or in connection with this Agreement (including without limitation, costs and expenses incurred by the Administrative Agent and the Lenders in attempting to collect or enforce any of the foregoing), accrued in each case to the date of payment, and (b) the performance of all other agreements, covenants and conditions of the Borrower with respect thereto set forth in this Agreement and all other Loan Documents.  The responsibilities and obligations of the Borrower to the Administrative Agent and the Lenders described in the preceding sentence are hereinafter referred to collectively as the “Guaranteed Obligations.”  The guaranty pursuant to this Section 2.16 is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by the Borrower of the Guaranteed Obligations and not of collectability of the Guaranteed Obligations, and is in no way conditioned upon any requirement that the Administrative Agent or the Lenders first attempt to collect any of the Guaranteed Obligations from the Borrower or resort to any security or other means of obtaining payment of any of the Guaranteed Obligations which the Administrative Agent or the Lenders now has or may acquire after the date hereof, or upon any other contingency whatsoever.  Upon any default by the Borrower in the full and punctual payment and performance of the Guaranteed Obligations, the liabilities and obligations of the Guarantors hereunder shall, at the option of the Administrative Agent, become forthwith due and payable to the Administrative Agent and the Lenders without demand or notice of any nature, all of which are expressly waived by the Guarantors.  Payments by each Guarantor under this Section 2.16 may be required by the Administrative Agent or the Lenders on any number of occasions.  Each Guarantor waives presentment, demand, protest, notice of acceptance, notice of Guaranteed Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Borrower, and all suretyship defenses generally.  Without limiting the generality of the foregoing, each Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Guaranteed Obligations and agrees that the obligations of the Guarantors hereunder shall not be released or discharged, in whole or in part, or otherwise affected by any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing securing or otherwise executed in connection with any Guaranteed Obligation.  Until the payment and performance in full of all Guaranteed Obligations and any and all obligations of the Borrower to any affiliate of the Administrative Agent or the Lenders, the Guarantors shall not exercise any rights against the Borrower arising as a result of payment by the Guarantors hereunder, by way of subrogation or otherwise.  The payment of any amounts due with respect to any indebtedness of the Borrower now or hereafter held by the Guarantors is hereby subordinated to the prior payment in full of the Guaranteed Obligations.  All of the Guaranteed Obligations shall at all times be secured by first priority, perfected Liens upon all of the real and personal property of the Guarantors included in the Collateral.  At such time as any Person becomes a Subsidiary of the Borrower (other than a Foreign Subsidiary as provided below), or of any existing Subsidiary of the Borrower, such Person shall become a party to this Agreement as a Guarantor and shall execute and deliver all documents and instruments to Administrative Agent as Administrative Agent may reasonably request in order for such party to become a Guarantor, to guaranty the Guaranteed Obligations under this Agreement, and to secure such guaranty with all of the real and personal property of such Person.  Notwithstanding the foregoing, any Subsidiary that is a Foreign Subsidiary shall (i) become a Guarantor hereunder only at such time or times as such Foreign Subsidiary incurs indebtedness to Borrower (or to any domestic Subsidiary of Borrower) and (ii) the amount of the guaranty of such Foreign Subsidiary hereunder shall be limited to the amount of the indebtedness due from such Foreign Subsidary to the Borrower (and to any domestic Subsidiary of Borrower).  In such event, Borrower (and any domestic Subsidiary of Borrower) shall assign to the Administrative Agent as collateral security for the Obligations the promissory note(s) of the Foreign Subsidiary which evidence such indebtedness of such Foreign Subsidiary to the Borrower (and to any domestic Subsidiary of Borrower).  The obligations of each Guarantor under this Section 2.16 shall be joint and several.

3.                                      CONDITIONS PRECEDENT; CONDITIONS SUBSEQUENT

3.1. Conditions to the Initial Loans.

No Lender shall be obligated to make any Loan on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Administrative Agent, or waived in writing by Administrative Agent on behalf of the Lenders:

(a) Credit Agreement: Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, Administrative Agent and Lenders; and Administrative Agent shall have received such documents, instruments, agreements and legal opinions as Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex A, each in form and substance satisfactory to Administrative Agent.

(b) Approvals. Administrative Agent shall have received (i) satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer’s certificate in form and substance satisfactory to Administrative Agent affirming that no such consents or approvals are required.

(c) Financial Covenant Compliance. Administrative Agent shall have received satisfactory evidence that the Borrower shall be in compliance with each of the Financial Covenants set forth in Annex C as of the Closing Date and after giving effect to the acquisition of certain of the assets and properties of A. B. Dick Company and A. B. Dick Company Canada, Ltd. (including the stock of A. B. Dick, Ltd.) as described in paragraph (e) below.

(d) Payment of Fees. Borrower shall have paid the Fees required to be paid on the Closing Date, and shall have reimbursed Administrative Agent for all fees, costs and expenses of closing presented as of the Closing Date.

(e) Acquisition of A. B. Dick Company and its Subsidiaries. Borrower shall have completed the acquisition of certain of the assets and properties of A. B. Dick Company and A. B. Dick Company Canada, Ltd. (including the stock of A. B. Dick, Ltd.) for a purchase price not to exceed $50,000,000 and upon such other terms and conditions as are acceptable to the Administrative Agent.

3.2. Further Conditions to Each Loan.

Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Loan, or convert or continue any Loan as a LIBOR Loan, if, as of the date thereof:

(a) Any representation or warranty by the Borrower contained herein or in any of the other Loan Documents shall be untrue or incorrect in any material respect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement; or

(b) Any event or circumstance having a Material Adverse Effect shall have occurred since the date hereof; or

(c) (i) Any Event of Default shall have occurred and be continuing or would result after giving effect to any Loan, or (ii) a Default shall have occurred and be continuing or would result after giving effect to any Loan, and Administrative Agent or Requisite Revolving Lenders shall have determined not to make any Loan so long as that Default is continuing; or

(d) After giving effect to any Advance, the outstanding principal amount of the aggregate Revolving Loan would exceed the Maximum Amount less all then outstanding principal under the Swing Line Loan and the aggregate face amount of all then outstanding Letters of Credit; or

(e) After giving effect to any Swing Line Advance, the outstanding principal amount of the Swing Line Loan would exceed Swing Line Availability.

Additionally, after the Closing Date no Lender shall be obligated to fund any Loan, or convert or continue any Loan as a LIBOR Loan, unless, within five (5) Business Days after the Closing Date, Borrower shall have entered into an Interest Rate Protection Agreement with the Administrative Agent, a Lender, or one of their Affiliates fixing the interest rate with respect to all or a portion of the principal amount of the Term Loan upon such terms and conditions as are acceptable to the Administrative Agent, such Lender, or such Affiliate, as the case may be, and Borrower.

The request and acceptance by the Borrower of the proceeds of any Loan, or the conversion or continuation of any Loan into, or as, a LIBOR Loan, shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrower that the conditions in this Section 3.2 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Administrative Agent’s Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

4.                                      REPRESENTATIONS AND WARRANTIES

To induce Lenders to make the Loans, the Borrower and Guarantors executing this Agreement, jointly and severally, make the following representations and warranties to Administrative Agent and each Lender with respect to Borrower and, where applicable, Guarantors, each and all of which shall survive the execution and delivery of this Agreement.

4.1. Corporate Existence; Compliance with Law.

Each of Borrower and Guarantors (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect; (c) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations set forth herein regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and by-laws; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.2. Executive Offices; FEIN.

As of the Closing Date, the current location of Borrower’s and Guarantors’ chief executive office and principal place of business is set forth in Disclosure Schedule (4.2), and none of such locations have changed within the twelve (12) months preceding the Closing Date. In addition, Disclosure Schedule (4.2) lists the federal employer identification number of each of Borrower and Guarantors.

4.3. Corporate Power; Authorization; Enforceable Obligations.

The execution, delivery and performance by each of Borrower and Guarantors of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person’s corporate or partnership power; (b) have been duly authorized by all necessary or proper corporate, shareholder and other action; (c) do not contravene any provision of such Person’s charter, bylaws or partnership agreement; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, instrument, mortgage, deed of trust, or any material lease or other agreement to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Administrative Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 3.1 (b), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by Borrower and Guarantors, where applicable, and each such Loan

Document shall then constitute a legal, valid and binding obligation enforceable in accordance with its terms.

4.4. Financial Statements.

All Financial Statements concerning Borrower and Guarantors which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.  The following Financial Statements attached hereto as Disclosure Schedule (4.4) have been delivered on the date hereof:

(i)  The audited consolidated balance sheets of the Borrower and Guarantors as of December 31, 2003 and the related statements of income and cash flows of the Guarantors and Borrower for their Fiscal Year then ended.

(ii) The unaudited balance sheet at June 30, 2004 of the Borrower and Guarantors and the related statement(s) of income and cash flows of the Borrower and Guarantors for the period then ended.

4.5. Material Adverse Effect.

Between the date of the most recent financial statements of the Borrower and Guarantors delivered to the Administrative Agent (the “Financial Statement Date”) and the Closing Date, (a) neither Guarantors nor Borrower has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in such financial statements and which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by Guarantors or Borrower or has become binding upon any Guarantors’ or the Borrower’s assets and no law or regulation applicable to Guarantors or the Borrower has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, and (c) neither Guarantors nor the Borrower is in default and to the best of Guarantors’ and Borrower’ knowledge no third party is in default under any material contract, lease or other agreement or instrument, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between the Financial Statement Date and the Closing Date no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

4.6. Ownership of Property: Liens.

As of the Closing Date, the real estate (“Real Estate”) listed on Disclosure Schedule (4.6) constitutes all of the real property owned, leased, subleased, or used by the Borrower and the Guarantors.  Each of Borrower and Guarantors owns good and marketable fee simple title to all of its owned real estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (4.6), and copies of all such leases or a summary of terms thereof satisfactory to Administrative Agent have been delivered to Administrative Agent. Disclosure Schedule (4.6) further describes any Real Estate with respect to which the Borrower and Guarantors is a lessor, sublessor or assignor as of the Closing Date. Each of Borrower and Guarantors also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. As of the Closing Date, none of the properties and assets of the Borrower or Guarantors are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to the Borrower or Guarantors that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each of Borrower and Guarantors has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Borrower’s and Guarantors’ right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule (4.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of the Borrower’s or Guarantors’ Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued to enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

4.7. Labor Matters.

As of the Closing Date (a) no strikes or other material labor disputes against any Borrower or the Guarantors are pending or, to Borrower or the Guarantors’ knowledge, threatened; (b) hours worked by and payment made to employees of Borrower and Guarantors comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) all payments due from any Borrower and Guarantors for employee health and welfare insurance have been paid or accrued as a liability on the books of Borrower and Guarantors ; (d) except as set forth in Disclosure Schedule (4.7), neither Borrower nor the Guarantors is a party to or bound by any collective bargaining agreement or management agreement, any consulting agreement involving payments by Borrower of greater than $200,000 per annum, or any employment agreement under which compensation is payable to the employee thereunder of greater than $200,000 per annum (and true and complete copies of any agreements described on Disclosure Schedule (4.7) have been delivered to Administrative Agent); (e) there is no organizing activity involving Borrower or the Guarantors pending or, to Borrower or the Guarantors’ knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to Borrower or the Guarantors’ knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of Borrower or the Guarantors has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (4.7), there are no complaints or charges against Borrower or the Guarantors pending or, to the knowledge of Borrower or the Guarantors, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower or the Guarantors of any individual.

4.8. Ventures, Indebtedness.

Except as set forth in Disclosure Schedule (4.8), neither Borrower nor the Guarantors has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is, to the best of its knowledge, an Affiliate of any Person other than the Borrower and the Guarantors.  As of the Closing Date, the Borrower and Guarantors have no Indebtedness or Guaranteed Indebtedness except as set forth in Section 7.3 and Disclosure Schedule (7.3).

4.9. Government Regulation.

Neither Borrower nor the Guarantors is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. Neither Guarantors nor the Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The borrowings by Borrower, and the application of the proceeds thereof and repayment thereof will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission applicable to Borrower or Guarantors.

4. 10. Margin Regulations.

Neither Borrower nor the Guarantors is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U or G of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). Neither Borrower nor Guarantors owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation G, T, U or X of the Federal Reserve Board. Neither Borrower nor the Guarantors will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

4.11. Taxes.

All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by Borrower or the Guarantors have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 6.2(b). Proper and accurate amounts have been withheld by Borrower and the Guarantors from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (4.11) sets forth as of the Closing Date those taxable years for which Borrower or the Guarantors’ tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (4.11), neither Borrower nor Guarantors has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Borrower or the Guarantors and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to Borrower’s or Guarantors’ knowledge, as a transferee. As of the Closing Date, neither Borrower nor Guarantors has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

4.12. ERISA.

(a) Disclosure Schedule (4.12) lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA. Neither Borrower, Guarantors nor any ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412of the IRC or Section 302 of ERISA or the terms of any such Plan. Neither Borrower, Guarantors nor any ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject Borrower or the Guarantors to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

(b) Except as set forth in Disclosure Schedule (4.12): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of Borrower of the Guarantors, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) neither Borrower, Guarantors, nor any ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the “controlled group” (within the meaning of Section 4001 (a)(14) of ERISA) of Borrower, the Guarantors or ERISA Affiliate; and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor’s Corporation or the equivalent by another nationally recognized rating agency.

4.13. No Litigation.

No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of Borrower or the Guarantors, threatened against Borrower or the Guarantors, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, “Litigation”), (a) which challenges Borrower’s or the Guarantors’ right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) which has a reasonable risk of being determined adversely to Borrower or the Guarantors and which, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (4.13), as of the Closing Date there is no Litigation pending or threatened which seeks damages in excess of $1,000,000 or injunctive relief or alleges criminal misconduct of Borrower or the Guarantors.

4.14. Brokers.

Except as set forth on Disclosure Schedule (4.14), no broker or finder acting on behalf of Borrower or the Guarantors brought about the obtaining, making or closing of the Loans or the Related Transactions, and neither Borrower nor the Guarantors has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

4.15. Intellectual Property.

As of the Closing Date, Borrower and Guarantors each owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Copyright and each material License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (4.15) hereto. To the best of its knowledge, Borrower and Guarantors conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person.

4.16. First Priority.

The Liens granted to Administrative Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances with respect to the Collateral other than Accounts.

4.17. Environmental Matters.

(a) Except as set forth in Disclosure Schedule (4.17), as of the Closing Date: (i) to the best of Borrower’s and Guarantors’ knowledge, the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not result in Environmental Liabilities which could reasonably be expected to have a Material Adverse Effect; (ii) neither Borrower nor Guarantors has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, except for such Releases as would not result in Environmental Liabilities which could reasonably be expected to have a Material Adverse Effect; (iii) Borrower and the Guarantors are and have been in compliance with all Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities which could reasonably be expected to have a Material Adverse Effect; (iv) Borrower and the Guarantors have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which could reasonably be expected to have a Material Adverse Effect, and all such Environmental Permits are valid, uncontested and in good standing; (v) neither Borrower nor the Guarantors is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of Borrower or the Guarantors which could reasonably be expected to have a Material Adverse Effect, and neither Borrower nor the Guarantors has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material which seeks damages, penalties, fines, costs or expenses in excess of $1,000,000 or injunctive relief, or which alleges criminal misconduct by the Borrower or Guarantors; (vii) no notice has been received by Guarantors nor the Borrower identifying it as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Borrower and Guarantors, there are no facts, circumstances or conditions that may result in Borrower or the Guarantors being identified as a “potentially responsible party” under CERCLA or analogous state statutes; and (viii) the Borrower and Guarantors have provided to Administrative Agent copies of all existing environmental reports and audits in their possession pertaining to actual or potential Environmental Liabilities, in each case relating to any Real Estate.

(b) Borrower and each Guarantors hereby acknowledges and agrees that Administrative Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any of Borrower’s and Guarantors’ affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence Borrower’s or the Guarantors’ conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

4.18. Insurance.

Disclosure Schedule (4.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by Borrower and Guarantors, as well as a summary of the terms of each such policy.

4. 19. Deposit and Disbursement Accounts.

Disclosure Schedule (4.19) lists all banks and other financial institutions at which Borrower and the Guarantors maintains deposits and/or other accounts as of the Closing Date, including any disbursement accounts, and such Schedule correctly identifies the name and address of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

4.20. Government Contracts.

Neither Borrower nor the Guarantors is a party to any contract or agreement with any Governmental Authority involving payments in an aggregate amount of greater than $250,000, and no Borrower’s or Guarantors’ Accounts are subject to the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727), or any similar state or local law.

4.21. Customer and Trade Relations.

There exists no actual or, to the knowledge of the Borrower or Guarantors, threatened termination or cancellation of, or any material adverse modification or change in, the business relationship of, the Borrower or Guarantors with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten (10) largest customers of such Borrower or Guarantors, or the business relationship of the Borrower or Guarantors with any supplier material to its operations.

4.22. Agreements and Other Documents.

As of the Closing Date, Borrower and Guarantors have provided to Administrative Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which any it is subject and each of which are listed on Disclosure Schedule (4.22): supply agreements and purchase agreements which are required to be disclosed by Borrower under applicable federal securities laws or regulations; any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; licenses and permits held by the Borrower and Guarantors, the absence of which could be reasonably likely to have a Material Adverse Effect; instruments or documents evidencing Indebtedness of Borrower and Guarantors and any security interest granted by Borrower and Guarantors with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of Borrower or Guarantors.

4.23. Solvency.

Both before and after giving effect to (a) the Loans to be made or extended on the Closing Date or such other date as Loans requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower, and (c) the payment and accrual of all transaction costs in connection with the foregoing, Borrower and each Guarantor is Solvent.

5.                                      FINANCIAL STATEMENTS AND INFORMATION

5.1. Reports and Notices.

Borrower hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Administrative Agent and/or Lenders, as required, the Financial Statements, notices, projections and other information at the times, to the Persons and in the manner set forth in Annex B.

5.2. Communication with Accountants.

Borrower authorizes Administrative Agent and, so long as a Default or Event of Default shall have occurred and be continuing, each Lender, to communicate directly with its independent certified public accountants, and authorizes and shall instruct those accountants and advisors to disclose and make available to Administrative Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to the Borrower (including copies of any issued management letters) with respect to the business, financial condition and other affairs of Borrower and the Guarantor in a manner consistent with the policies of such accountants and advisors.

6.                                      AFFIRMATIVE COVENANTS

Borrower and Guarantors, jointly and severally, agree as to Borrower and Guarantors (where applicable) that from and after the date hereof and until the Termination Date:

6.1. Maintenance of Existence and Conduct of Business.

Borrower and Guarantors shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (6.1).

6.2. Payment of Obligations.

(a) Subject to Section 6.2(b), Borrower and Guarantors shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due.

(b) Borrower and Guarantors may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in Section 6.2(a); provided, that (i) at the time of commencement of any such contest no Default or Event of Default shall have occurred and be continuing, (ii) adequate reserves with respect to such contest are maintained on the books of Borrower, in accordance with GAAP, (iii) such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges or claims or any Lien in respect thereof, (iv) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (v) no Lien shall be imposed to secure payment of such Charges or claims other than Permitted Encumbrances, (vi) Borrower and Guarantors shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Administrative Agent evidence acceptable to Administrative Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrower or Guarantors or the conditions set forth in this Section 6.2(b) are no longer met, and (vii) Administrative Agent has not advised Borrower or Guarantors in writing that Administrative Agent reasonably believes that nonpayment or non-discharge thereof could have or result in a Material Adverse Effect.

6.3. Books and Records.

Borrower and Guarantors shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (4.4).

6.4. Insurance: Damage to or Destruction of Collateral.

(a) Borrower and Guarantors shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (4.18) as in effect on the date hereof in form and with insurers acceptable to Administrative Agent. If the Borrower or Guarantors at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Administrative Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Administrative Agent deems advisable. Administrative Agent shall have no obligation to obtain insurance for the Borrower or Guarantors, or pay any premiums therefor. By doing so, Administrative Agent shall not be deemed to have waived any Default or Event of Default arising from the Borrower’s or Guarantors’ failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by Borrower and Guarantors to Administrative Agent and shall be additional Obligations hereunder secured by the Collateral.

(b) Administrative Agent reserves the right at any time upon any change in the Borrower’s or Guarantors’ risk profile (including any change in the product mix maintained by the Borrower or Guarantors or any laws affecting the potential liability of Borrower or Guarantors) to require additional forms and limits of insurance to, in Administrative Agent’s reasonable opinion, adequately protect both Administrative Agent’s and Lender’s interests in all or any portion of the Collateral and to ensure that Borrower and Guarantors are protected by insurance in amounts and with coverage customary for their industry. If requested by Administrative Agent, Borrower and Guarantors shall deliver to Administrative Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Administrative Agent, with respect to their insurance policies.

(c) Borrower and Guarantors shall deliver to Administrative Agent, in form and substance satisfactory to Administrative Agent, endorsements to (i) all “All Risk” and business interruption insurance naming Administrative Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Administrative Agent, on behalf of itself and Lenders, as additional insured. Borrower and Guarantors irrevocably make, constitute and appoint Administrative Agent (and all officers, employees or agents designated by Administrative Agent), so long as any Default or Event of Default shall have occurred and be continuing, as Borrower’s and Guarantors’ true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such “All Risk” policies of insurance, endorsing the name of such Borrower or Guarantors on any check or other item of payment for the proceeds of such “All Risk” policies of insurance and for making all determinations and decisions with respect to such “All Risk” policies of insurance. Administrative Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower and Guarantors shall promptly notify Administrative Agent of any loss, damage, or destruction to the Collateral in the amount of $500,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Administrative Agent in the collection or handling thereof, Administrative Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 2.2(d), or permit or require the applicable Borrower or Guarantors to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, (a) if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $500,000.00 in the aggregate, Administrative Agent shall permit the applicable Borrower or Guarantors to replace, restore, repair or rebuild the property, and (b) if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Material Adverse Effect and such insurance proceeds exceed $500,000.00 in the aggregate, Administrative Agent shall permit the applicable Borrower or Guarantors to replace, restore, repair or rebuild the property, provided that if Borrower or Guarantors shall not have completed such replacement, restoration, repair or rebuilding within 180 days of such casualty, Administrative Agent may apply such insurance proceeds to the Obligations in accordance with Section 2.2(d). All insurance proceeds which are to be made available to the Borrower or Guarantors to replace, repair, restore or rebuild the Collateral shall be applied by Administrative Agent to reduce the outstanding principal balance of the Revolving Loan of Borrower (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Administrative Agent shall establish a Reserve in an amount equal to the amount of such proceeds so applied or a cash collateral account subject to a Control Letter. Thereafter, such funds shall be made available to the Borrower or Guarantors to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower shall request a Revolving Credit Advance or a release from such cash collateral account be made to Borrower in the amount requested to be released; (ii) so long as the conditions set forth in Section 3.2 have been met, Revolving Lenders shall make such Revolving Credit Advance or release from such cash collateral account; and (iii) the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 2.2(d).

6.5. Compliance with Laws.

Borrower and Guarantors shall comply with all federal, state, local and foreign laws and regulations applicable to it, including without limitation those relating to licensing, ERISA and labor matters, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.6. Supplemental Disclosure.

From time to time as may be requested by Administrative Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), Borrower and Guarantors shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Administrative Agent and Requisite Lenders in writing; and (b) no supplement shall be required as to representations and warranties that relate solely to the Closing Date.

6.7. Intellectual Property.

Each of Borrower and Guarantors will use its best efforts to conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person which could reasonably be expected to have a Material Adverse Effect.

6.8. Environmental Matters.

Each of Borrower and Guarantors shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions which are necessary to comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Administrative Agent promptly after Borrower or Guarantors becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate which is reasonably likely to result in Environmental Liabilities in excess of $500,000; and (d) promptly forward to Administrative Agent a copy of any order, notice, request for information or any communication or report received by Borrower or Guarantors in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $500,000 in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation or Release. If Administrative Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by the Borrower or Guarantors or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, which, in each case, could reasonably be expected to have a Material Adverse Effect, then each of Borrower and Guarantors shall, upon Administrative Agent’s written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower’ expense, as Administrative Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Administrative Agent and shall be in form and substance acceptable to Administrative Agent, and (ii) permit Administrative Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Administrative Agent deems reasonably appropriate, including subsurface sampling of soil and groundwater. Borrower shall reimburse Administrative Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

6.9. Landlords’ Agreements; Mortgagee Agreements and Bailee Letters.

Each of Borrower and Guarantors shall use its best efforts to obtain a landlord’s agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property or with respect to any warehouse, processor or converter facility or other location where Collateral is located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Inventory or Collateral at that location, and shall otherwise be satisfactory in form and substance to Administrative Agent.  Each of Borrower and Guarantors shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. If the Borrower or Guarantors obtain an ownership interest in any real property following the Closing Date, Borrower or Guarantors, as the case may be, shall execute and deliver all documents and instruments necessary to grant Administrative Agent a fully perfected first priority security interest in such real property.

6.10. Operating Accounts.

Borrower shall maintain its primary operating and deposit accounts with Citizens Bank New Hampshire.

6. 11. Further Assurances.

Each of Borrower and Guarantors agrees that it shall, at Borrower’s and Guarantors’ expense and upon request of Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, to Administrative Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Administrative Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

7.                                      NEGATIVE COVENANTS

Borrower and Guarantors, jointly and severally, agree as to each of Borrower and Guarantors (where applicable) that, without the prior written consent of Administrative Agent and the Requisite Lenders, from and after the date hereof until the Termination Date:

7.1. Mergers, Subsidiaries, Etc.

(a)                                  Neither Borrower nor the Guarantors, except as specifically permitted under subsections (b), (d) and (e) of this Section 7.1 below, shall directly or indirectly, by operation of law or otherwise, (i) form or acquire any Subsidiary; (ii) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person; or (iii) acquire all or substantially all of the assets of any Person.  Borrower may engage in a transaction described in this subsection (a) with the prior written consent of the Requisite Lenders, subject to Borrower’s compliance with subsection (c) of this Section 7.1 below.

(b)                                 Subject to Borrower’s compliance with the provisions of subsection (c) of this Section 7.1 below, Borrower may engage in transactions described in subsection (a) of this Section 7.1 above without the prior written consent of Administrative Agent and the Requisite Lenders if (i) any such single transaction occurring prior to September 30, 2005 does not involve consideration of greater than $5,000,000 and any such single transaction occurring after September 30, 2005 does not involve consideration of greater than $7,500,000 and (ii) all such transactions collectively do not involve consideration of greater than $15,000,000 in the aggregate.

(c)                                  In no event shall Borrower or Guarantors engage in any transaction described in subsections (a) or (b) of this Section 7.1 above with any Person unless:

(i)                                                         Borrower and Guarantors are then in compliance, and shall after giving effect to such transaction be in compliance, with all representations, warranties and covenants under this Agreement;

(ii)                                                      Borrower shall provide to Administrative Agent not less than ten (10) Business Days prior to closing of the proposed transaction a pro forma financial covenant compliance certification which demonstrates compliance with the Financial Covenants of Borrower hereunder after giving effect to such transaction;

(iii)                                                   such Person is engaged in the same or a substantially similar business as that of the Borrower; and

(iv)                                                  such Person has twelve (12) months of positive EBITDA for the fiscal period ending immediately prior to the date of such transaction.

(d)                                 Notwithstanding the provisions of subsection (a) of this Section 7.1 above, Borrower may form Subsidiaries without the requirement of consent of Administrative Agent or any of the Lenders and without compliance with the provisions of subsection (c) of this Section 7.1 above in accordance with the following provisions:

(i)                                     Borrower may form domestic United States Subsidiaries provided that (A) the Borrower’s investment in any such Subsidiary does not exceed $5,000, and (B) such Subsidiary does not engage in any business or engage in any of the transactions described in subsection (a) of this Section 7.1 above without complying with the provisions subsections (a), (b) and (c) of this Section 7.1 above; and

(ii)                                  Borrower may form a Foreign Subsidiary solely for purposes of conducting business in Europe provided that at no time shall Borrower’s investment in such Foreign Subsidiary exceed $5,000,000 and such Foreign Subsidiary shall become a Guarantor hereunder at such time and to the extent it is required to do so under the provisions of Section 2.16 above.  Borrower shall provide written notice to Administrative Agent within ten (10) Business Days of the formation of a Foreign Subsidiary.

(e)                                  Notwithstanding the provisions of subsection (a) of this Section 7.1 above, Borrower may acquire certain of the assets and properties of A. B. Dick Company and A. B. Dick Company Canada, Ltd. (including the stock of A. B. Dick, Ltd.) for an aggregate purchase price not to exceed $50,000,000, upon such terms and conditions as are acceptable to Administrative Agent.

7.2. Investments: Loans and Advances.

Except as otherwise expressly permitted by this Section 7.2, neither Borrower nor the Guarantors shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that (a) investments comprised of notes payable, or stock or other securities issued by Account Debtors to the Borrower or Guarantors pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrower does not exceed $1,000,000; (b) Borrower may own investments in overnight repurchase obligations issued by Administrative Agent; (c) Borrower may own any or all of the capital stock of Guarantors and of any future Subsidiary permitted under the provisions of Section 7.1 above; and (d) provided that no Event of Default shall have occurred and be continuing and that Administrative Agent, for itself and the benefit of Lenders, has a first priority perfected security interest therein pursuant to a Control Letter, and (x) that if there are outstanding Revolving Credit Advances, the amount of such investments does not exceed $1,000,000 in the aggregate or (y) that if there are no outstanding Revolving Credit Advances (in which case the amount of such investments is not subject to any limitation), Borrower may make and own investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and having an investment grade rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $200,000,000 and having a senior unsecured rating of “A” or better by a nationally recognized rating agency, provided that the aggregate amount invested in such certificates of deposit shall not at any time exceed $2,500,000 for any one such certificate of deposit and $5,000,000 for any one such bank, (iv) time deposits, maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings and loan associations each having membership either in the Federal Deposit Insurance Corporation or in the Federal Savings and Loan Insurance Corporation and in amounts not exceeding the maximum amounts of insurance thereunder, and (v) any other type of investment not exceeding $1,000,000 in the aggregate at any time outstanding.

7.3. Indebtedness.

(a) Neither Borrower nor Guarantors shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests permitted in clause (c) of Section 7.7, (ii) the Loans and the other Obligations, (iii) deferred taxes, (iv) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (v) existing Indebtedness described in Disclosure Schedule (7.3) and refinancing thereof or amendments or modifications thereto which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favorable to Borrower, the Guarantors, Administrative Agent or any Lender, as reasonably determined by Administrative Agent, than the terms of the Indebtedness being refinanced, amended or modified, (vi) Indebtedness consisting of intercompany loans and advances made by the Borrower to Guarantors or to any Foreign Subsidiary, provided that (A) each obligor of such loans or advances shall have executed and delivered to the Borrower on the Closing Date and from time to time thereafter as such intercompany loans are incurred, a demand note (collectively, the “Intercompany Notes”) to evidence any such intercompany Indebtedness owing at any time by Guarantors or any Foreign Subsidiary to Borrower, which Intercompany Notes shall be in form and substance satisfactory to Administrative Agent and shall be pledged and delivered to Administrative Agent pursuant to the applicable Security Agreement as additional collateral security for the Obligations; (B) Borrower, Guarantors and each Foreign Subsidiary shall record all intercompany transactions on its books and records in a manner satisfactory to Administrative Agent; (C) at the time any such intercompany loan or advance is made by the Borrower to Guarantors or to any Foreign Subsidiary and after giving effect thereto, Borrower shall be Solvent; and (D) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan.

(b) Neither Borrower nor Guarantors shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations, (ii) Indebtedness secured by a

Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 7.8(b), or (iii) other Indebtedness not in excess of $1,000,000.

7.4. Employee Loans and Affiliate Transactions.

(a) Except as otherwise expressly permitted in this Section 7.4 with respect to Affiliates, neither Borrower nor Guarantors shall enter into or be a party to any transaction with Borrower, Guarantors or any Affiliate thereof except (i) transfers of equipment and sales of inventory between Borrower and Guarantors in the ordinary course of business; provided that such assets are physically moved to the premises of the transferee and Borrower continues to be Solvent after giving effect to any such transfer; and (ii) other transactions in the ordinary course of and pursuant to the reasonable requirements of Borrower’s and Guarantors’ business (but expressly excluding any Restricted Payments except as expressly permitted in Section 7.14) and, in each case, upon fair and reasonable terms that are no less favorable to Borrower and Guarantors than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of Borrower or Guarantors. In addition, if any such transaction or series of related transactions involves payments in excess of $1,000,000 in the aggregate, the terms of these transactions must be disclosed in advance to Administrative Agent and Lenders. All such transactions existing as of the date hereof are described on Disclosure Schedule (7.4(a)).

(b) Neither Borrower nor Guarantors shall enter into any lending or borrowing transaction with any employees of Borrower or the Guarantors, except loans to their respective employees on an arms-length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes up to a maximum of $100,000 to any employee and up to a maximum of $500,000 in the aggregate at any one time outstanding.

7.5. Capital Structure and Business.

Neither Borrower nor the Guarantors shall (a) make any changes in any of its business objectives, purposes or operations which could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to result in a Material Adverse Effect, (b) make any change in its capital structure, including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, except that Borrower may issue shares to Borrower’ employees and other eligible persons upon exercise of options or pursuant to Borrower’s Stock Option Plan, Stock Purchase Plan, and Employee Stock Ownership Plan, or (c) amend its charter or bylaws in a manner which would adversely affect Administrative Agent or Lenders or Borrower’s or Guarantors’ duty or ability to repay the Obligations. Neither Borrower nor Guarantors shall engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto.

7.6. Guaranteed Indebtedness.

Neither Borrower nor Guarantors shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of the Borrower or the Guarantors, and (b) for Guaranteed Indebtedness incurred for the benefit of the Borrower or the Guarantors if the primary obligation is expressly permitted by this Agreement.

7.7. Liens.

Neither Borrower nor the Guarantors shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (7.7); and (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness, with respect to Equipment and Fixtures acquired by the Borrower or Guarantors in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $1,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets). In addition, neither Borrower nor the Guarantors shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Administrative Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

7.8. Sale of Stock and Assets.

Neither Borrower nor the Guarantors shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the capital Stock of any of its Subsidiaries and any of their Accounts, other than (a) the sale of Inventory in the ordinary course of business, and (b) the sale, transfer, conveyance or other disposition by a Borrower or Guarantors of Equipment or Fixtures having a value not exceeding $1,000,000 in any, single transaction or $3,000,000 in the aggregate in any Fiscal Year. With respect to any disposition of assets or other properties permitted pursuant to clause (b) above, Administrative Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the Borrower to effect such disposition and shall execute and deliver to Borrower, at Borrower’s expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrower.

7.9. ERISA.

Neither Borrower nor the Guarantors shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA.

7.10. Financial Covenants.

Borrower shall not breach or fail to comply with any of the Financial Covenants (the “Financial Covenants”) set forth in Annex C.

7.11. Hazardous Materials.

Neither Borrower nor Guarantors shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would violate, or form the basis for Environmental Liabilities under, any Environmental Laws or Environmental Permits, other than such violations or Environmental Liabilities which could not reasonably be expected to have a Material Adverse Effect.

7.12. Sale-Leasebacks.

Neither Borrower nor the Guarantors shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

7. 13. Cancellation of Indebtedness.

Neither Borrower nor the Guarantors shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arms-length basis and in the ordinary course of its business consistent with past practices.

7.14. Restricted Payments.

Neither Borrower nor the Guarantors shall make any Restricted Payment, except (a) intercompany loans and advances between Borrower and Guarantors to the extent permitted by Section 7.3 above; (b) dividends and distributions by Guarantors to Borrower; and (c) employee loans permitted under Section 7.4(b) above.

7. 15. Change of Corporate Name or Location; Change of Fiscal Year.

Neither Borrower nor the Guarantors shall (a) change its corporate name, (b) change its corporate domicile, (c) change its fiscal year, or (d) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in any case without at least thirty (30) days prior written notice to Administrative Agent and after Administrative Agent’s written acknowledgment that any reasonable action requested by Administrative Agent in connection therewith, including to continue the perfection of any Liens in favor of Administrative Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States. Without limiting the foregoing, neither

Borrower nor the Guarantors shall change its name, identity, corporate domicile, or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith either ineffective or seriously misleading within the meaning of the Code except upon prior written notice to Administrative Agent and Lenders and after Administrative Agent’s written acknowledgment that any reasonable action requested by Administrative Agent in connection therewith, including to continue the perfection of any Liens in favor of Administrative Agent, on behalf of Lenders, in any Collateral, has been completed or taken.

7. 16. No Impairment of Intercompany Transfers.

Neither Borrower nor the Guarantors shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by Guarantors to Borrower.

7. 17. No Speculative Transactions.

Neither Borrower nor Guarantors shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or to be purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

7.18. Leases.

Neither Borrower nor the Guarantors shall enter into any operating lease for Equipment or Real Estate, if the aggregate of all such operating lease payments payable in any Fiscal Year for Borrower on a consolidated basis would exceed $1,000,000.

8.                                      TERM

8.1. Termination.

The financing arrangements contemplated hereby shall be in effect until each retroactive Commitment Termination Date, and each of Loans and all other Obligations incident thereto shall be automatically due and payable in full on its respective Commitment Termination Date.

8.2. Survival of Obligations Upon Termination of Financing Arrangements.

Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Borrower or the Guarantors, or the rights of Administrative Agent and Lenders, relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Borrower and Guarantors, and all rights of Administrative Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided however, that in all events the provisions of Section 12, the payment obligations under Sections 2.12 and 2.13, and the indemnities contained in the Loan Documents shall survive the Termination Date.

9.                                      EVENTS OF DEFAULT: RIGHTS AND REMEDIES

9.1. Events of Default.

The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder:

(a) The Borrower (i) fails to make any payment of principal of or interest on any of the Loans or any of the other Obligations when due and payable, whether by acceleration or otherwise, or (ii) fails to pay or reimburse Administrative Agent or Lenders for any Fees payable or any expenses reimbursable hereunder or under any other Loan Document within ten (10) Business Days following Administrative Agent’s notice of or demand for such reimbursement or payment of such Fees or expenses.

(b) Borrower or any of the Guarantors shall fail or neglect to perform, keep or observe any of the provisions of Sections 2.4, 2.6, 6.4 or 7, or any of the provisions set forth in Annex C, respectively.

(c) Borrower or any of the Guarantors shall fail or neglect to perform, keep or observe any of the provisions of Section 5 or any provisions set forth in Annex B, respectively, and the same shall remain unremedied for five (5) Business Days or more after notice to Borrower by Administrative Agent.

(d) Borrower or any of the Guarantors shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 9.1) and the same shall remain unremedied for thirty (30) days or more after notice to Borrower by Administrative Agent.

(e) A default or breach shall occur under any other agreement, document or instrument to which Borrower or any of the Guarantors is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any of the Guarantors or the Borrower in excess of $500,000 in the aggregate, or (ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $2,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

(f) Any information, representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate made or delivered to Administrative Agent or any Lender by Borrower or any of the Guarantors is untrue or incorrect in any material respect as of the date when made or deemed made.

(g) Assets of Borrower or any of the Guarantors with a fair market value of $1,000,000 or more shall be seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of the Borrower and such condition continues for thirty (30) days or more.

(h) A case or proceeding shall have been commenced against Borrower or any of the Guarantors seeking a decree or order in respect of Borrower or any of the Guarantors (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or examiner (or similar official) for Borrower or any of the Guarantors or of any substantial part of any such Person’s assets, or (iii) ordering the winding up or liquidation of the affairs of Borrower or any of the Guarantors, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

(i) Borrower or any of the Guarantors (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) shall fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or examiner (or similar official) of Borrower or any of the Guarantors or of any substantial part of any such Person’s assets, (iii) shall make an assignment for the benefit of creditors, (iv) shall take any corporate action in furtherance of any of the foregoing; or (v) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

(j) An attachment, or a final judgment or judgments for the payment of money, in excess of $1,000,000 in the aggregate at any time outstanding shall be rendered against Borrower, any of the Guarantors, or any of their assets and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

(k) Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or Borrower or any of the Guarantors shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

(l) Any event shall occur, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at any facility of Borrower or any of Guarantors generating more than 10% of Borrower’ consolidated revenues for the Fiscal Year preceding such event and such cessation or curtailment continues for more than thirty (30) days.

9.2. Remedies.

(a) If any Event of Default shall have occurred and be continuing or if a Default shall have occurred and be continuing and Administrative Agent or Requisite Lenders shall have determined not to make any Advances so long as that specific Default is continuing, Administrative Agent may (and at the written request of the Requisite Lenders shall), without notice, suspend this facility with respect to further Advances whereupon any further Advances shall be made or extended in Administrative Agent’s sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default shall have occurred and be continuing, Administrative Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans to the Default Rate.

(b) If any Event of Default shall have occurred and be continuing, Administrative Agent may (and at the written request of the Requisite Lenders shall), without any additional notice (other than as described in clause (iv) below), (i) terminate this facility with respect to further Advances; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and Guarantors; (iii) exercise any rights and remedies provided to Administrative Agent under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Sections 9.1(g), (h) or (i), all of the Obligations, including the aggregate Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person; and (iv) with fifteen (15) days prior written notice to Borrower, have appointed a receiver (or similar official) for the Borrower and Borrower hereby irrevocably consents to any such appointment.

9.3. Waivers by Borrower and Guarantors.

Except as otherwise provided for in this Agreement or by applicable law, after the occurrence of an Event of Default, Borrower and each of the Guarantors waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights (other than under this Agreement), documents, instruments, chattel paper and guaranties at any time held by Administrative Agent on which Borrower or the Guarantors may in any way be liable, and hereby ratifies and confirms whatever Administrative Agent may do in this regard, (b) all rights to notice and a hearing prior to Administrative Agent’s taking possession or control of, or to Administrative Agent’s replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Administrative Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

10.                               ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

10.1. Assignment and Participations.

(a) Any Lender may sell participations in, or assign at any time or times, the Loan Documents, Loans, and any Commitment or of any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Any assignment by a Lender shall (i) require the consent of Administrative Agent and Borrower (which shall not be unreasonably withheld or delayed and which consent shall not be required after an Event of Default) and the execution of an assignment agreement (an “Assignment Agreement”) substantially in the from attached hereto as Exhibit 10.1 (a) and otherwise in form and substance satisfactory to, and acknowledged by, Administrative Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Administrative Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; and (iv) include a payment to Administrative Agent of an assignment fee of $3,500.00. In the case of an assignment by a Lender under this Section 10.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrower and Guarantors hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a “Lender”. In all instances, each Lender’s liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender’s Pro Rata Share of the applicable Commitment. In the event Administrative Agent or any Lender assigns or otherwise transfers all or any part of a Note, Administrative Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Administrative Agent or such Lender, execute new Notes in exchange for the Notes being assigned. Notwithstanding the foregoing provisions of this Section 10.1 (a), any Lender may at any time pledge or assign all or any portion of such Lender’s rights under this Agreement and the other Loan Documents to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from such Lender’s obligations hereunder or under any other Loan Document.

(b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents).  Solely for purposes of Sections 2.10, 2.12, 2.13 and 10.8, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a “Lender”. Except as set forth in the preceding sentence, Borrower shall not have any obligation or duty to any participant. Neither Administrative Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

(c) Except as expressly provided in this Section 10.1, no Lender shall, as between Borrower and that Lender, or Administrative Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

(d) Borrower and Guarantors shall assist any Lender permitted to sell assignments or participations under this Section 10.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Administrative Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants.  Borrower and Guarantors shall certify the correctness, completeness and accuracy of all descriptions of the Borrower and Guarantors and their affairs contained in any selling materials provided by them and all other information provided by them and included in such materials.

(e) A Lender may furnish any information concerning Borrower and Guarantors in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 12.8.

(f) So long as no Event of Default shall have occurred and be continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 2.13(a), increased costs under Section 2.13(b), or an inability to fund LIBOR Loans under Section 2.13(c).

10.2. Appointment of Administrative Agent.

Citizens Bank New Hampshire is hereby appointed to act on behalf of all Lenders as Administrative Agent under this Agreement and the other Loan Documents. The provisions of this Section 10.2 are solely for the benefit of Administrative Agent and Lenders and neither Guarantors, the Borrower nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower, Guarantors, or any other Person. Administrative Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Administrative Agent shall be mechanical and administrative in nature and Administrative Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither Administrative Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

If Administrative Agent shall request instructions from Requisite Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Administrative Agent shall be entitled to refrain from such act or taking such action unless and until Administrative Agent shall have received instructions from Requisite Lenders or all affected Lenders, as the case may be, and Administrative Agent shall not incur liability to any Person by reason of so refraining. Administrative Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Administrative Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Administrative Agent, expose Administrative Agent to Environmental Liabilities, or (c) if Administrative Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders or all affected Lenders, as applicable.

10.3. Administrative Agent’s Reliance. Etc.

Neither Administrative Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Administrative Agent: (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of Borrower or the Guarantors or to inspect the Collateral (including the books and records) of the Borrower; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by e-mail, telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

10.4. Citizens Bank New Hampshire and Affiliates.

With respect to its Commitments hereunder, Citizens Bank New Hampshire shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Citizens Bank New Hampshire in its individual capacity. Citizens Bank New Hampshire and its Affiliates may lend money to, invest in, and generally engage in any kind of business with Guarantors and the Borrower, any of their Affiliates and any Person who may do business with or own securities of Guarantors, the Borrower or any such Affiliate, all as if Citizens Bank New Hampshire were not Administrative Agent and without any duty to account therefor to Lenders. Citizens Bank New Hampshire and its Affiliates may accept fees and other consideration from Guarantors and the Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between

Citizens Bank New Hampshire as a Lender holding disproportionate interests in the Loans and Citizens Bank New Hampshire as Administrative Agent.

10.5. Lender Credit Decision.

Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender and based on the Financial Statements referred to in Section 4.4 and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Borrower and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

10.6. Indemnification.

Lenders agree to indemnify Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligations of the Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Administrative Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent’s gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Administrative Agent is not reimbursed for such expenses by the Borrower.

10.7. Successor Administrative Agent.

Administrative Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Administrative Agent’s giving notice of resignation, then the resigning Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $1,000,000,000. If no successor Administrative Agent has been appointed pursuant to the foregoing by the 30th day after the date such notice of resignation was given by the resigning Administrative Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided above. Any successor Administrative Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the earlier of the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent or the effective date of the resigning Administrative Agent’s resignation, the resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Administrative Agent shall continue. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. Administrative Agent may be removed at the written direction of the holders (other than Administrative Agent) of two-thirds or more of the Commitments (excluding Administrative Agent’s Commitment); provided that in so doing, such Lenders shall be deemed to have waived and released any and all claims they may have against Administrative Agent.

10.8. Setoff and Sharing of Payments.

In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to Borrower, the Guarantors or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or the Guarantors (regardless of whether such balances are then due to Borrower or Guarantors) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or the Guarantors against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Each Lender’s obligation under this Section 10.8 shall be in addition to and not limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 2.1.  Borrower and Guarantors agree, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

10.9. Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

(a) Advances: Payments. (i) Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 2.1 (c).  If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Administrative Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 4:00 p.m. (Manchester, New Hampshire time) on the date such Notice of Revolving Advance is received, by e-mail, telecopy, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender’s Pro Rata Share of each Revolving Credit Advance available to Administrative Agent in same day funds by wire transfer to Administrative Agent’s account as set forth in Annex D not later than 4:00 p.m. (Manchester, New Hampshire time) on the requested funding date, in the case of a Prime Rate Loan and not later than 10:00 a.m. (Manchester, New Hampshire time) on the requested funding date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Administrative Agent’s sole discretion, before receipt of such wire transfers), subject to the terms hereof, Administrative Agent shall make the requested Revolving Credit Advance to the Borrower. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

(ii) Each Business Day (each, a “Settlement Date”), Administrative Agent will advise each Lender by e-mail, telephone or telecopy of the amount of such Lender’s Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that such Lender has made all payments required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Administrative Agent will pay to each Lender such Lender’s Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of that Lender on the Loans held by it. Such payments shall be made by wire transfer to such Lender’s account (as specified by such Lender in Annex D or the applicable Assignment

Agreement) not later than 1:00 p.m. (Manchester, New Hampshire time) on the next Business Day following each Settlement Date.

(b) Availability of Lender’s Pro Rata Share. Administrative Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Administrative Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Administrative Agent by such Revolving Lender when due, Administrative Agent will be entitled to recover such amount on demand from such Revolving Lender without set-off, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Administrative Agent’s demand, Administrative Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Administrative Agent. Nothing in this Section 10.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Administrative Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Administrative Agent advances funds to the Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Administrative Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

(c) Return of Payments.  (i) If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrower and such related payment is not received by Administrative Agent, then Administrative Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

(ii) If Administrative Agent determines at any time that any amount received by Administrative Agent under this Agreement must be returned to the Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to the Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

(d) Non-Funding Lenders. The failure of any Revolving Lender (such Revolving Lender, a “Non-Funding Lender”) to make any Revolving Credit Advance or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Revolving Lender (each such other Revolving Lender, an “Other Lender”) of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Administrative Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance to be made, or to purchase a participation to be purchased, by such Non-Funding Lender. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Revolving Lender” (or be included in the calculation of “Requisite Lenders” or “Requisite Lenders” hereunder) for any voting or consent rights under or with respect to any Loan Document.

(e) Dissemination of Information. Administrative Agent will use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Administrative Agent from, or delivered by Administrative Agent to, the Borrower, with notice of any Event of Default of which Administrative Agent has actually become aware and with notice of any action taken by Administrative Agent following any Event of Default; provided, however, that Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to Administrative Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Lenders acknowledge that Borrower are required to provide Financial Statements to Lenders in accordance with Annex B hereto and agree that Administrative Agent shall have no duty to provide the same to Lenders.

(f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of Administrative Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Administrative Agent.

11.                               SUCCESSORS AND ASSIGNS

11.1. Successors and Assigns.

This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of Borrower, Guarantors, Administrative Agent, Lenders and their respective successors and assigns (including, in the case of Borrower or the Guarantors, a debtor-in-possession on behalf of Borrower or such Guarantors), except as otherwise provided herein or therein. Neither Borrower nor the Guarantors may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Administrative Agent and Requisite Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower or the Guarantors without the prior express written consent of Administrative Agent and Requisite Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of Borrower, Guarantors, Administrative Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

12.                               MISCELLANEOUS

12.1. Complete Agreement: Modification of Agreement.

The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 12.2 below. Any letter of interest, commitment letter, and/or fee letter (other than the Citizens Bank New Hampshire fee letter) between Borrower, the Guarantors and Administrative Agent or any Lender or any of their respective affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

12.2. Amendments and Waivers.

(a) Except for actions expressly permitted to be taken by Administrative Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any of the Notes, or any consent to any departure by the Borrower or Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by Administrative Agent, Borrower and Guarantors, and by Requisite Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

(b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which waives compliance with the conditions precedent set forth in Section 3.2 to the making of any Loan shall be effective unless the same shall be in writing and signed by Administrative Agent, Requisite Lenders, Borrower and Guarantors.  Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default (if in connection therewith Administrative Agent or Requisite Lenders, as the case may be, have exercised its or their right to suspend the making or incurrence of further Advances pursuant to Section 9.2(a)) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans set forth in Section 3.2 unless the same shall be in writing and signed by Administrative Agent, Requisite Lenders, Borrower and Guarantors.

(c) No amendment, modification, termination or waiver shall, unless in writing and signed by Administrative Agent and each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender’s Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) except as otherwise permitted herein or in the other Loan Documents, permit the Borrower to sell or otherwise dispose of any Collateral with a value exceeding $100,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; (vii) terminate or release the guaranty of Guarantors with respect to the Obligations of Borrower; and (viii) amend or waive this Section 12.2 or the definitions of the terms “Requisite Lenders” insofar as such definitions affect the substance of this Section 12.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Administrative Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Administrative Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Administrative Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on Borrower or the Guarantors in any case shall entitle Borrower or Guarantors to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 12.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

(d) If, in connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”):

(i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described this clause (i) and in clauses (ii) and (iii) below being referred to as a “Non-Consenting Lender”), or

(ii) requiring the consent of Requisite Lenders is obtained, or

(iii) requiring the consent of Requisite Lenders, but the consent of Requisite Lenders is not obtained,

then, so long as Administrative Agent is not a Non-Consenting Lender, at Borrower’s request, Administrative Agent or a Person acceptable to Administrative Agent shall have the right with Administrative Agent’s consent and in Administrative Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Administrative Agent’s request, sell and assign to Administrative Agent or such Person, all of the Commitments of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

(e) Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under Section 2), termination of the Commitments and a release of all claims against Administrative Agent and Lenders, and so long as no suits, actions, proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Administrative Agent shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

12.3. Fees and Expenses.

Borrower shall reimburse Administrative Agent for all out-of-pocket expenses incurred in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and advice in connection therewith). Borrower shall reimburse Administrative Agent (and, with respect to clauses (c), (d) and (e) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

(a) the forwarding to Borrower or any other Person on behalf of Borrower by Administrative Agent of the proceeds of the Loans;

(b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or Related Transactions Documents or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

(c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Administrative Agent, any Lender, the Borrower, Guarantors, or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrower, Guarantors, or any other Person that may be obligated to Administrative Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Administrative Agent, such reimbursement shall be limited to one counsel for all such Lenders;

(d) any attempt to enforce any remedies of Administrative Agent against any or all of the Borrower, Guarantors, or any other Person that may be obligated to Administrative Agent or any Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Administrative Agent, such reimbursement shall be limited to one counsel for all such Lenders;

(e) any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

(f) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Borrower or Guarantors, or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral (provided that with respect to field audits or other access reviews pursuant to Section 2.11 conducted while there are no outstanding Events of Default, Borrower shall only be obligated to reimburse Administrative Agent for expenses incurred with respect to one (1) such field audit per Fiscal Year of Borrower and each of the Guarantors); including all attorneys’ and other professional and service providers’ fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 12.3 shall be payable, on demand, by Borrower to Administrative Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, field auditors, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

12.4. No Waiver.

Administrative Agent’s or any Lender’s failure, at any time or times, to require strict performance by the Guarantors or Borrower of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Administrative Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 12.2, none of the undertakings, agreements, warranties, covenants and representations of Guarantors or the Borrower contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by Guarantors or the Borrower shall be deemed to have been suspended or waived by Administrative Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Administrative Agent and the applicable required Lenders, and directed to Guarantors and Borrower specifying such suspension or waiver.

12.5. Remedies.

Administrative Agent’s and Lenders’ rights and remedies under this Agreement shall be cumulative and non-exclusive of any other rights and remedies which Administrative Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

12.6. Severability.

Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12.7. Conflict of Terms.

Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

12.8. Confidentiality.

Administrative Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Administrative Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Borrower and designated as confidential for a period of two (2) years following receipt thereof, except that Administrative Agent and any Lender may disclose such information (a) to Persons employed or engaged by Administrative Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 12.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Administrative Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, in the opinion of Administrative Agent’s or such Lender’s counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Administrative Agent or such Lender is a party; or (f) which ceases to be confidential through no fault of Administrative Agent or such Lender.

12.9. GOVERNING LAW.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS

SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW HAMPSHIRE APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER AND GUARANTORS HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN HILLSBOROUGH COUNTY, CITY OF MANCHESTER, NEW HAMPSHIRE SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER, GUARANTORS, ADMINISTRATIVE AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT ADMINISTRATIVE AGENT, LENDERS, GUARANTORS AND THE BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF HILLSBOROUGH COUNTY, CITY OF MANCHESTER, NEW HAMPSHIRE AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ADMINISTRATIVE AGENT. BORROWER AND GUARANTORS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND GUARANTORS AND BORROWER HEREBY WAIVE ANY OBJECTION WHICH GUARANTORS OR BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. GUARANTORS AND BORROWER HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GUARANTORS OR BORROWER AT THE ADDRESS SET FORTH IN ANNEX E OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF GUARANTORS’ OR BORROWER’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

12.10. Notices.

Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 12. 10), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex E or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Administrative Agent) designated on Annex E to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

12.11. Section Titles.

The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

12.12. Counterparts.

This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

12.13. WAIVER OF JURY TRIAL.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ADMINISTRATIVE AGENT, LENDERS, BORROWER AND THE GUARANTORS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

12.14. Reinstatement.

This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower or the Guarantors for liquidation or reorganization, should Borrower or the Guarantors become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower’s or the Guarantors’ assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

12.15. Advice of Counsel.

Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 12.9 and 12.13, with its counsel.

12.16. No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

12.17. Joint and Several Obligations.

The Revolving Loan, the Term Loan, Swing Line Loan, and the other Obligations shall constitute the joint and several obligations of the Borrower and Guarantors.

13.                               INTEREST RATE PROTECTION AGREEMENTS.

From time to time hereafter, the Borrower may enter into other Interest Rate Protection Agreements with the Administrative Agent or any Lender (or Affiliates thereof) and the obligations of the Borrower under all such Interest Rate Protection Agreements shall be secured pari passu with the Loans and other Obligations.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWER:

PRESSTEK, INC.

/s/ Thomas P. Manson	By:	/s/ Moosa E. Moosa
Witness		Moosa E. Moosa,Vice President – Finance/Chief Financial Officer

GUARANTOR:

LASERTEL INC.

/s/ Thomas P. Manson	By:	/s/ Moosa E. Moosa
Witness		Moosa E. Moosa,Vice President – Finance/Chief Financial Officer

PRECISION LITHOGRAINING CORP.

/s/ Thomas P. Manson	By:	/s/ Moosa E. Moosa
Witness		Moosa E. Moosa, Vice President – Finance/Chief Financial Officer

PRECISION ACQUISITION CORP.

/s/ Thomas P. Manson	By:	/s/ Moosa E. Moosa
Witness		Moosa E. Moosa, Vice President – Finance/Chief Financial Officer

SDK REALTY CORP.

/s/ Thomas P. Manson	By:	/s/ Moosa E. Moosa
Witness		Moosa E. Moosa, Vice President – Finance/Chief Financial Officer

SILVER ACQUISITIONS CORP.

/s/ Thomas P. Manson	By:	/s/ Moosa E. Moosa
Witness		Moosa E. Moosa, Vice President – Finance/Chief Financial Officer

ADMINISTRATIVE AGENT:

CITIZENS BANK NEW HAMPSHIRE

/s/ Thomas P. Manson	By:	/s/ Timothy J. Whitaker
Witness		Timothy J. Whitaker, Vice President

DOCUMENTATION AGENT:

KEYBANK NATIONAL ASSOCIATION

/s/ Monica D. Kennedy	By:	/s/ Charles D. Osgood
Witness		Charles D. Osgood,
Senior Vice President

LENDERS:

CITIZENS BANK NEW HAMPSHIRE

/s/ Thomas P. Manson	By:	/s/ Timothy J. Whitaker
Witness		Timothy J. Whitaker, Vice President

KEYBANK NATIONAL ASSOCIATION

/s/ Monica D. Kennedy	By:	/s/ Charles D. Osgood
Witness		Charles D. Osgood,
Senior Vice President

BANKNORTH, N.A.

/s/ Thomas P. Manson	By:	/s/ John Mercier
Witness		John Mercier,
Vice President

ANNEX B (Section 5.1)
to
AMENDED AND RESTATED CREDIT AGREEMENT

FINANCIAL STATEMENTS AND PROJECTIONS — REPORTING

Borrower shall deliver or cause to be delivered to Administrative Agent or to Administrative Agent and Lenders, as indicated, the following:

(a)                                  Quarterly Financials.  To Administrative Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter of Borrower, consolidated and consolidating financial information for Borrower and its Subsidiaries, certified by the Chief Financial Officer of Borrower, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year, all prepared in accordance with GAAP (subject to normal year-end adjustments).  Such financial information shall be accompanied by (A) a compliance certificate (each a “Compliance Certificate”) in respect of each of the Financial Covenants set forth on Annex C which is tested on a quarterly basis, accompanied by a supplemental report of each Subsidiaries’ EBITDA for such period, and (B) the certification of the Chief Financial Officer of Borrower that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrower and if Subsidiaries, on a consolidated basis, as at the end of such Fiscal Quarter and for the period then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.  In addition, to the extent included in the Form 10-Q filed by the Borrower with the U.S. Securities and Exchange Commission for such Fiscal Quarter, Borrower shall deliver to Administrative Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, a management discussion and analysis which includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year;

(b)                                 Operating Plan.  To Administrative Agent and Lenders, as soon as available, but not later than thirty (30) days after the beginning of each Fiscal Year, an annual operating plan for the Borrowers, approved by the Board of Directors of Borrower, for such Fiscal Year, which will include a statement of all of the material assumptions on which such plan is based, will include quarterly balance sheets and a quarterly budget for the following year and will integrate sales, gross profits, operating expenses, operating profit, and cash flow projections all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial

1

performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.  In addition, Borrower shall deliver to Administrative Agent and Lenders as soon as available, Borrower’s semiannual management discussion and analysis of performance for such six (6) month period to the operating plan; and

(c)                                  Annual Audited Financials.  To Administrative Agent and Lenders, within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for Borrower and its Subsidiaries on a consolidated and consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year which Financial Statements shall be prepared in accordance with GAAP, certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Administrative Agent.  Such Financial Statements shall be accompanied by (i) a Compliance Certificate with respect to each of the financial covenants set forth on Annex B, accompanied by a supplemental report of each Subsidiaries’ EBITDA for such period;  (ii) the certification of the Chief Executive Officer or Chief Financial Officer of Borrower that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries on a consolidated basis, as at the end of such year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default; and (iii) a letter from the Chief Financial Officer of Borrower addressed to Administrative Agent, on behalf of itself and Lenders, in form and substance reasonably satisfactory to Administrative Agent, setting forth a comparison of the figures for the previous Fiscal Year against the figures contained in the operating plan for such Fiscal Year.

(d)                                 Management Letters.  To Administrative Agent and Lenders, within five (5) Business Days after receipt thereof by Borrower, copies of all management letters, exception reports or similar letters or reports received by Borrower from its independent certified public accountants;

(e)                                  Default Notices.  To Administrative Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of Borrower has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect, telephonic or telecopies notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day;

(f)                                    SEC Filing and Press Releases.  To Administrative Agent and Lenders, within five (5) business days of their electronic distribution, copies of:  (i) all Financial Statements, reports, notices and proxy statements made publicly available by Borrower to its security holders; (ii) all special, regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and

2

other statements made available by Borrower to the public concerning material adverse changes or developments in the business of any such Person;

(g)                                 Supplemental Schedules.  To Administrative Agent, supplemental disclosures, if any, required by Section 6.6 of the Agreement;

(h)                                 Litigation.  To Administrative Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against Borrower or Guarantors that (i) seeks damages in excess of $500,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Borrower, Guarantors, or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Borrower or Guarantors, or (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities;

(i)                                     Insurance Notices.  To Administrative Agent, disclosure of losses or casualties required by Section 6.4 of the Agreement;

(j)                                     Lease/Warehouse Notices.  To Administrative Agent, copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Administrative Agent may request respecting such leased locations or public warehouses; and

(k)                                  Other Documents.  To Administrative Agent and Lenders, such other financial and other information respecting Borrower’s, Guarantors’, and each Subsidiary’s business or financial condition as Administrative Agent or any Lender shall, from time to time, request in its reasonable discretion.

3

ANNEX C (Section 7.10)
to
AMENDED AND RESTATED CREDIT AGREEMENT

FINANCIAL COVENANTS

Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

(a)                                  Minimum Fixed Charge Coverage Ratio.  Borrower shall have on a consolidated basis with its Subsidiaries at the end of each Fiscal Quarter and Fiscal Year, a Fixed Charge Coverage Ratio for the four (4) Fiscal Quarters then ended of not less than 1.4:1 through September 30, 2005 and of not less than 1.5:1 thereafter.

(b)                                 Maximum Funded Debt to EBITDA Ratio.  Borrower shall have on a consolidated basis with its Subsidiaries at the end of each Fiscal Quarter and Fiscal Year, a Funded Debt to EBITDA Ratio for the four (4) Fiscal Quarters then ended of not greater than 3.75:1 through March 31, 2005, of not greater than 3.5:1 as of June 30, 2005, of not greater than 3.25:1as of September 30, 2005, of not greater than 3.0:1 as of December 31, 2005 through September 30, 2006, and as of December 31, 2006 and thereafter of not greater than 2.5:1.

(c)                                  Minimum Tangible Capital Base.  Borrower shall have on a consolidated basis with its Subsidiaries at the end of each Fiscal Quarter and Fiscal Year, a Tangible Capital Base of not less than [$46,000,000].  As of the end of each Fiscal Year commencing December 31, 2004, the minimum Tangible Capital Base requirement hereunder shall increase (but in no event shall it decrease) by an amount equal to fifty percent (50%) of the amount of Borrower’s Net Income for the fiscal year then ending.  Such increases to the minimum Tangible Capital Base requirement hereunder shall be cumulative and shall be carried forward and included in the minimum Tangible Capital Base requirement for each subsequent Fiscal Quarter and Fiscal Year, subject to further increase in accordance with the provisions of this paragraph (c).

(d)                                 Current Ratio.  Borrower shall have on a consolidated basis with its Subsidiaries at the end of each Fiscal Quarter and Fiscal Year, a Current Ratio of not less than 1.2:1.

Unless otherwise specially provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied.  That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.  If any “Accounting Changes” (as defined below) occur and such changes result in a change in the calculation of the financial convenants, standards or terms used in the Agreement any other Loan Document, then Borrower, Administrative Agent and Lenders agree to enter into negotiations in order to amend such

4

provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders.  “Accounting Changes” means (a) changes in accounting principals required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standard Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (b) changes in accounting principles concurred in by any Borrower’s certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 and/or 17 and EITF 88-16, and the application of the accounting principles set for the in FASB 109, including the establishment of reserves pursuant thereto any subsequent reversal (8n whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments.  All such adjustment resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period.  If Administrative Agent, Borrower and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after given effect to the implementation of such Accounting Change.  If Administrative Agent, Borrower and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

5

EXHIBIT 2.1(a)(i)
to
AMENDED AND RESTATED CREDIT AGREEMENT

NOTICE OF REVOLVING CREDIT ADVANCE

Reference is made to that certain Amended and Restated Credit Agreement dated as of                 , 2004, by and among Presstek, Inc., a Delaware corporation (“Borrower”), Lasertel, Inc., Precision Lithograining Corp., Precision Acquisition Corp., SDK Realty Corp., and Silver Acquistions Corp., each as Guarantor, Citizens Bank New Hampshire (“Administrative Agent”), KeyBank National Association, (“Documentation Agent”), and the Lenders from time to time signatory thereto (including all annexes, exhibits or schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”).  Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

Borrower hereby gives irrevocable notice, pursuant to Section 2.1(a)(i) of the Credit Agreement, of its request to obtain a Revolving Credit Advance in the amount of $                      on                 , 200  , said Advance to constitute [check one] a [   ] Prime Rate Loan, or a [   ] LIBOR Loan with a LIBOR Period of        month[s].

Borrower hereby (i) represents and warrants that all of the conditions contained in Section 3.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto; (ii) represents and warrants that Borrower is in compliance with all of its representation, warranties, and covenants under the Credit Agreement as of the date hereof, and (iii) reaffirms the continuance of Administrative Agent’s Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

IN WITNESS WHEREOF, Borrower has caused this Notice of Revolving Credit Advance be executed and delivered on behalf of the Borrower by its duly authorized officer as of the date first set forth above.

BORROWER:

PRESSTEK, INC.

By:
Moosa E. Moosa, Vice President –
Finance/Chief Financial Officer

1

EXHIBIT 2.l(a)(ii)

AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF REVOLVING NOTE

$ , ,	Manchester, New Hampshire	, 2004

FOR VALUE RECEIVED, PRESSTEK, INC, a Delaware corporation having its chief executive offices at 55 Executive Drive, Hudson, New Hampshire 03051 (the “Borrower”) HEREBY PROMISES TO PAY to the order of                                                        (“Lender”), at the offices of CITIZENS BANK NEW HAMPSHIRE, a guaranty savings bank chartered under the laws of the State of New Hampshire (the “Administrative Agent”), at 875 Elm Street, Manchester, New Hampshire 03101, or at such other place as Administrative Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                            Dollars ($              ) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the Borrower under the Credit Agreement (as hereinafter defined) by Lender. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

This Revolving Note is one of the Revolving Notes issued pursuant to that certain Amended and Restated Credit Agreement dated as of                        , 2004, by and among the Borrower, Lasertel Inc., Precision Lithograining Corp., Precision Acquisition Corp., SDK Realty Corp., and Silver Acquisitions Corp., each as “Guarantor”, Administrative Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Collateral Documents, and all of the other Loan Documents referred to therein.  Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.  The date and amount of each Revolving Credit Advance made by Lender to the Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Administrative Agent on its books; provided that the failure of Administrative Agent to make any such recordation shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or this Note in respect of the Revolving Credit Advances made by Lender to the Borrower.

This Revolving Note, together with each of the other Revolving Notes of even date herewith executed by Borrower (the “Other Notes”), is in substitution for the Revolving Notes in the aggregate principal amount of $35,000,000 issued by the Borrower on October 15, 2003 to Citizens Bank New Hampshire and Keybank National Association (the “Prior Notes”). The principal balance outstanding under the Prior Notes shall continue in all respects to be

2

outstanding hereunder and under each of the Other Notes, and this Revolving Note shall not be deemed to evidence a novation or payment and refunding of that outstanding principal balance.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference.  Interest hereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Revolving Note.  Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW HAMPSHIRE APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

[signature page follows]

3

IN WITNESS WHEREOF, the Borrower has executed and delivered this Revolving Note as of the date first set forth above.

BORROWER:

PRESSTEK, INC.

By:
Witness	Moosa E. Moosa, Vice President –
Finance/Chief Financial Officer

4

EXHIBIT 2.1(b)(i)
to
AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF TERM NOTE

$ , ,	Manchester, New Hampshire	, 2004

FOR VALUE RECEIVED, PRESSTEK, INC, a Delaware corporation having its chief executive offices at 55 Executive Drive, Hudson, New Hampshire 03051 (the “Borrower”) HEREBY PROMISES TO PAY to the order of                                                     (“Lender”), at the offices of CITIZENS BANK NEW HAMPSHIRE, a guaranty savings bank chartered under the laws of the State of New Hampshire (the “Administrative Agent”), at 875 Elm Street, Manchester, New Hampshire 03101, or at such other place as Administrative Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                             Dollars ($               ).  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement (as hereinafter defined).

This Term Note is one of the Term Notes issued pursuant to that certain Amended and Restated Credit Agreement dated as of                       , 2004, by and among the Borrower, Lasertel Inc., Precision Lithograining Corp., Precision Acquisition Corp., SDK Realty Corp., and Silver Acquisitions Corp., each as Guarantor, Administrative Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Collateral Documents, and all of the other Loan Documents referred to therein.  Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the Term Loan, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Administrative Agent on its books; provided that the failure of Administrative Agent to make any such recordation shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or this Term Note.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement.

Interest on the principal amount of the indebtedness evidenced hereby shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

5

If any payment on this Term Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Term Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Term Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

Except as provided in the Credit Agreement, this Term Note may not be assigned by Lender to any Person.

Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW HAMPSHIRE APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

[signature page follows]

6

IN WITNESS WHEREOF, the Borrower has executed and delivered this Term Note as of the date first set forth above.

BORROWER:

PRESSTEK, INC.

By:
Witness	Moosa E. Moosa, Vice President –
Finance/Chief Financial Officer

7

EXHIBIT 2.1(c)(ii)
to
AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF SWING LINE NOTE

$1,000,000.00	Manchester, New Hampshire	, 2004

FOR VALUE RECEIVED, PRESSTEK, INC, a Delaware corporation having its chief executive offices at 55 Executive Drive, New Hampshire 03051 (the “Borrower”) HEREBY PROMISES TO PAY to the order of CITIZENS BANK NEW HAMPSHIRE, a guaranty savings bank chartered under the laws of the State of New Hampshire (“Swing Line Lender”), at the offices of CITIZENS BANK NEW HAMPSHIRE (as “Administrative Agent”) at 875 Elm Street, Manchester, New Hampshire 03101, or at such other place as Administrative Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of ONE MILLION DOLLARS AND NO CENTS ($1,000,000.00) or, if less, the aggregate unpaid amount of all Swing Line Advances made to the undersigned under the Credit Agreement (as hereinafter defined).  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

This Swing Line Note is issued pursuant to that certain Amended and Restated Credit Agreement dated as of                            , 2004, by and among Borrower, Lasertel Inc., Precision Lithograining Corp., Precision Acquisition Corp., SDK Realty Corp., and Silver Acquisitions Corp., each as “Guarantor”, Administrative Agent, Swing Line Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Collateral Documents, and all of the other Loan Documents. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Swing Line Advance made by Swing Line Lender to Borrower, the rate of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Administrative Agent on its books; provided that the failure of Administrative Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Swing Line Note in respect of the Swing Line Advances made by Swing Line Lender to Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

8

If any payment on this Swing Line Note becomes due and payable on a day other than a Business Day the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Swing Line Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Swing Line Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

THIS SWING LINE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW HAMPSHIRE APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Swing Line Note as of the date first set forth above.

BORROWER:

PRESSTEK, INC.

By:
Witness	Moosa E. Moosa, Vice President –
Finance/Chief Financial Officer

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EXHIBIT 2.4(e)
to
AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF NOTICE OF CONVERSION/CONTINUATION

Reference is made to that certain Amended and Restated Credit Agreement dated as of                              , 2004, by and among Presstek, Inc., a Delaware corporation (“Borrower”), Lastertel, Inc., Precision Lithograining Corp., Precision Acquisition Corp., SDK Realty Corp., and Silver Acquisitions Corp., each as Guarantor, Citizens Bank New Hampshire (“Administrative Agent”), and the Lenders from time to time signatory thereto (including all annexes, exhibits or schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”).  Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

Borrower hereby gives irrevocable notice, pursuant to Section 2.4(e) of the Credit Agreement, of its request to:

(a)                                  on [date] convert $[              ] of the aggregate outstanding principal amount of the [             ] Loan, bearing interest at the [             ] Rate, into a(n) [             ] Loan [and, in the case of a LIBOR Loan, having a LIBOR Period of [             ] months(s)];

(b)                               on [date] continue $[             ] of the aggregate outstanding principal amount of the [             ] Loan, bearing interest at the applicable LIBOR Rate, as a LIBOR Loan having a LIBOR period of [             ] month(s)].

Borrower hereby (i) represents and warrants that all of the conditions contained in Section 3.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto; and (ii) reaffirms the continuance of Administrative Agent’s Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

IN WITNESS WHEREOF, Borrower has caused this Notice of Conversion/Continuation be executed and delivered on behalf of the Borrower by its duly authorized officer as of the date first set forth above.

BORROWER:

PRESSTEK, INC.

By:
Moosa E. Moosa, Vice President –
Finance/Chief Financial Officer

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EXHIBIT 10.1(a)

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Agreement”) is made as of                  ,         by and between                                        (“Assignor Lender”) and                                     (“Assignee Lender”) and acknowledged and consented to by CITIZENS BANK NEW HAMPSHIRE, as agent (“Administrative Agent”).  All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement as hereinafter defined.

RECITALS:

WHEREAS, Presstek, Inc. (the “Borrower”), Lasertel  Inc., Precision Lithograining Corp., Precision Acquisition Corp., SDK Realty Corp., and Silver Acquisitions Corp. each as “Guarantor”, Administrative Agent, Assignor Lender and other Persons signatory thereto as Lenders have entered into that certain Amended and Restated Credit Agreement dated as of                      , 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which Assignor Lender has agreed to make certain Loans to Borrower;

WHEREAS, Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Loans (as described below) and the Collateral and to delegate to Assignee Lender [all/a portion] of its Commitments and other duties with respect to such Loans and Collateral;

WHEREAS, Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender; and

WHEREAS, Assignee Lender desires to appoint Administrative Agent to serve as agent for Assignee Lender under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:

1.                                      ASSIGNMENT, DELEGATION, AND ACCEPTANCE

1.01.                        Assignment. Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.02), [all/such percentage] of Assignor Lender’s right, title, and interest in [the Revolving Loan ], [the Term Loan ], [the Loans], Loan Documents and Collateral as will result in Assignee Lender having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

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Assignee Lender’s Loans	Principal Amount	Pro Rata Share

Revolving Loan	$		%
Term Loan	$		%

1.02.                        Delegation. Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to [100%/      %] of Assignor Lender’s Revolving Loan Commitment (such percentage representing a commitment of $               ), [100%/       %] of Assignor Lender’s Term Loan Commitment (such percentage representing a commitment of $              ).

1.03.                      Acceptance by Assignee Lender. By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof.  By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

1.04.                      Effective Date. Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender will become a Lender under the Loan Documents as of [the date of this Agreement] (“Effective Date”) and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below).

2.                                      INITIAL PAYMENT AND DELIVERY OF NOTES

2.01.                      Payment of the Assigned Amount. Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 11:00 a.m. (Manchester, New Hampshire time) on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans as set forth above in Section 1.01 together with accrued interest, fees and other amounts as set forth on Schedule 2.1 (the “Assigned Amount”).

2.02.                      Payment of Assignment Fee. [Assignor Lender and/or Assignee Lender] will pay to Administrative Agent, for its own account in immediately available funds, not later than 11:00 a.m. (Manchester, New Hampshire time) on the Effective Date, the assignment fee in the amount of $3,500 (the “Assignment Fee”) as required pursuant to Section 10.1 (a) of the Credit Agreement.

2.03.                       Execution and Delivery of Notes. Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Administrative Agent the Notes previously delivered to Assignor Lender for redelivery to Borrower and Administrative Agent will obtain from Borrower for delivery to [Assignor Lender and] Assignee Lender, new executed Notes evidencing Assignee Lender’s [and Assignor Lender’s respective] Pro Rata Share[s] in the

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Loans after giving effect to the assignment described in Section 1.  Each new Note will be issued in the aggregate maximum principal amount of the [applicable] Commitment [of the Lender to whom such Note is issued] [OR] [the Assignee Lender].

3.                                      REPRESENTATIONS, WARRANTIES AND COVENANTS

3.01.                       Assignee Lender’s Representations. Warranties and Covenants. Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and Administrative Agent:

(a)                                This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

(b)                               The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

(c)                                Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

(d)                               Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of the Borrower, has conducted its own evaluation of the Loans, the Loan Documents and the Borrower’s creditworthiness, has made its decision to become a Lender to Borrower under the Credit Agreement independently and without reliance upon Assignor Lender or Administrative Agent, and will continue to do so;

(e)                                Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender’s property shall, subject to the terms of the Credit Agreement, be and remain within its control;

(f)                                  No future assignment or participation granted by Assignee Lender pursuant to Section 10.1 of the Credit Agreement will require Assignor Lender, Administrative Agent, or Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

(g)                               Assignee Lender has no loans to, written or oral agreements with, or equity or other ownership interest in the Borrower;

(h)                               Assignee Lender will not enter into any written or oral agreement with, or acquire any equity or other ownership interest in, the Borrower without the prior written consent of Administrative Agent; and

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(i)                                   As of the Effective Date, Assignee Lender (i) is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof [, (ii) is not subject to capital adequacy or similar requirements under Section 2.13(a) of the Credit Agreement, (iii) does not require the payment of any increased costs under Section 2.13(b) of the Credit Agreement, and (iv) is not unable to fund LIBOR Loans under Section 2.13(c) of the Credit Agreement,] and Assignee Lender will indemnify Administrative Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from Assignee Lender’s failure to fulfill its obligations under the terms of Section 2.13(d) of the Credit Agreement [or from any other inaccuracy in the foregoing].

3.02.                        Assignor Lender’s Representations Warranties and Covenants.  Assignor Lender hereby represents, warrants and covenants the following to Assignee Lender:

(a)                                 Assignor Lender is the legal and beneficial owner of the Assigned

Amount;

(b)                                This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;

(c)                                 The execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

(d)                                 Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

(e)                                Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

(f)                                  This assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

4.                                      LIMITATIONS OF LIABILITY

Neither Assignor Lender (except as provided in Section 3.02) nor Administrative Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans, Letter of Credit Obligations or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Borrower or other obligor or the performance or observance by the Borrower of its obligations under any of the Loan Documents.

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Neither Assignor Lender nor Administrative Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Administrative Agent by the Borrower. Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Administrative Agent any fiduciary relationship in respect of the Assignee Lender.

5.                                      FAILURE TO ENFORCE

No failure or delay on the part of Administrative Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

6.                                      NOTICES

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

7.                                      AMENDMENTS AND WAIVERS

No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Administrative Agent and Assignee Lender.

8.                                      SEVERABILITY

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

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9.                                      SECTION TITLES

Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10.                               SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.                               APPLICABLE LAW

THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW HAMPSHIRE APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

12.                               COUNTERPARTS

This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

[signature page follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Assignee Lender	Assignor Lender

By:	By:
Title:	Title:

Notice Address	Notice Address

Account Information:	Account Information:

Acknowledged and Consented to:

CITIZENS BANK NEW HAMPSHIRE

By:
Its Duly Authorized Signatory

PRESSTEK, INC.

By:
Its Duly Authorized Signatory

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SCHEDULE 2.1

Assignor Lender’s Loans

Principal Amount

Revolving Loan	$

Term Loan	$

Subtotal	$

Accrued Interest	$

Unused Line Fee	$

Other + or -	$

Total	$

All determined as of the Effective Date

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